As filed with the Securities and Exchange Commission on January 25, 2023

File No. 000-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMERICAN MARKETPLACE CAPITAL CORPORATION

(Exact name of registrant as specified in charter)

Maryland
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

90 Madison Street, Suite 303
Denver, Colorado	80206
(Address of principal executive offices)	(Zip Code)

(303) 997-9010

(Registrant’s telephone number, including area code)

with copies to:

Owen J. Pinkerton

Eversheds Sutherland (US) LLP

700 Sixth Street, NW

Washington, DC 20001

(202) 383-0100

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE

American Marketplace Capital Corporation is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis in order to permit it to file an election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community and to comply with applicable requirements in the event of the future quotation or listing of its securities on a national securities exchange or other public trading market.

In this Registration Statement, except where the context suggests otherwise:

•	the terms “we,” “us,” “our,” and “Company,” refer to American Marketplace Capital Corporation;

•	the term “Adviser” or “A3 Financial” refers to A3 Financial Investments LLC, our investment adviser; and

•	the term “Administrator” refers to [ ], when acting it its capacity as our administrator.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, the Company is eligible to take advantage of certain reduced disclosure and other requirements that are otherwise applicable to public companies including, but not limited to, not being subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002. See “Item 1(c). Description of Business — Emerging Growth Company.”

This Registration Statement registers the Company’s common stock, par value $0.01 per share (the “Common Stock” and the investors holding such Common Stock, the “Stockholders”) under the Exchange Act. Investing in shares of our Common Stock may be considered speculative and involves a high degree of risk, including the following:

•	An investment in our Common Stock is not suitable for you if you might need access to the money you invest in the foreseeable future.

•	You should not expect to be able to sell your shares of our Common Stock regardless of how we perform.

•	If you are unable to sell your shares of our Common Stock, you will be unable to reduce your exposure on any market downturn.

•	Shares of our Common Stock are not currently listed on an exchange and given that we have no current intention of pursuing any such listing, it is unlikely that a secondary trading market will develop for shares of our Common Stock. Therefore, the Common Stock constitute illiquid investments. The purchase of our shares of Common Stock is intended to be a long-term investment. While we may undertake a liquidity event, such as a liquidation, public listing, or merger, there can be no assurance that any potential liquidity event will occur.

•	Our distributions can be funded from unlimited amounts of offering proceeds or borrowings, which would constitute a return of capital and reduce the amount of capital available to us for investment. A return of capital is a return of a portion of a Stockholder’s original investment in our shares of Common Stock. Any capital returned to you through distributions will be distributed after payment of fees and expenses.

•	We will invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They will also be difficult to value and are illiquid.

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•	Investment in the Company is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Company.

•	The Company intends to invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	The privately-held companies and below-investment-grade securities in which the Company will invest will be difficult to value and are illiquid.

•	The Company intends to elect to be regulated as a BDC under the 1940 Act, which will impose numerous restrictions on the activities of the Company, including restrictions on leverage and on the nature of its investments.

•	Shares of our Common Stock may be sold only to accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), and may not be sold without the written consent of the Adviser.

•	Repurchases of shares of our Common Stock by the Company, if any, are expected to be very limited.

•	Stockholders may not redeem their shares of Common Stock.

Upon the effective date of this Registration Statement, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Upon the effective date of this Registration Statement, we will also be subject to the proxy rules in Section 14 of the Exchange Act, and our directors, officers and principal stockholders will be subject to the reporting requirements of Sections 13 and 16 of the Exchange Act. We will also be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The SEC maintains a website (http://www.sec.gov) that contains the reports mentioned in this section.

We have elected to be regulated as a BDC under the 1940 Act and, upon doing so, we became subject to the 1940 Act requirements applicable to BDCs.

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FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our current and prospective portfolio investments, our industry, our beliefs and opinions and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

•	such an economic downturn could disproportionately impact the companies which we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;

•	such an economic downturn could impact availability and pricing of our financing;

•	a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;

•	interest rate volatility, including the decommissioning of LIBOR and rising interest rates, could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;

•	the impact of supply chain constraints and labor difficulties on our portfolio companies and the global economy;

•	the elevating levels of inflation, and its impact on our portfolio companies and on the industries in which we invest;

•	the impact of geopolitical conditions, including the ongoing conflicts between Ukraine and Russia and its impact on financial market volatility, global economic market, and various sectors, industries and markets for commodities globally;

•	changes in the financial, capital, and lending markets;

•	social, political, economic and other conditions and events (including natural disasters, epidemics, pandemics and terrorism) could adversely affect our results and the financial performance of our portfolio companies;

•	uncertainties associated with the continued impact from the COVID-19 pandemic, including its impact on our business prospects and the financial performance of our portfolio companies and their ability to achieve their respective objectives;

•	our future operating results;

•	our business prospects and the ability of our portfolio companies to achieve their objectives;

•	the expected return or impact of our investments;

•	our contractual arrangements and relationships with third parties;

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•	competition with other entities and our affiliates for investment opportunities;

•	the speculative and illiquid nature of our investments;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the loss of key personnel;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of the Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Adviser to attract and retain highly talented professionals;

•	the ability of the Adviser to adequately allocate investment opportunities among the Company and the Adviser’s clients;

•	any conflicts of interest posed by the structure of the management fee and incentive fee to be paid to the Adviser;

•	our ability to qualify and maintain our qualification, for federal income tax purposes, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and our ability to operate as a BDC;

•	the effect of legal, tax and regulatory changes; and

•	other risks, uncertainties and other factors we identify under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. These forward-looking statements apply only as of the date of this Registration Statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements.

ITEM 1. BUSINESS

(a) General Development of Business

We were formed on , 2023 as a corporation under the laws of the State of Maryland. We expect to conduct a continuous private offering of our common shares to investors in reliance on exemptions from the registration requirements of the Securities Act. See “Item 1(c). Description of Business — Private Offering.”

Shortly after the effectiveness of this Registration Statement, we intend to file with the SEC an election to be treated as a business development company (a “BDC”) under the 1940 Act. As soon as practicable following our election to be treated as a BDC, we intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements. See “Item 1(c). Description of Business — Regulation as a BDC” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

(b) [Reserved]

(c) Description of Business

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The Company — American Marketplace Capital Corporation

We are a newly-formed Maryland corporation and an externally managed, non-diversified closed-end management investment company that intends to elect to be regulated as a BDC under the 1940 Act. In addition, we intend to elect, and qualify annually, to be treated as a RIC under Subchapter M of the Code. If we fail to qualify as a RIC for any taxable year, we will be subject to corporate-level U.S. federal income tax on any net taxable income for such year.

Investment Objective: The Company’s investment objective is to seek total return by generating current income from our debt investments. We intend to achieve this objective by investing in a portfolio composed primarily of merchant cash advances (“MCAs”) to small and middle-market companies. MCAs provide alternative financing to a traditional small-business loan. In addition to MCAs, portfolio investments may include investments in senior secured loans of middle market companies (“Senior Loans”).

The Company intends to partner with MCA providers that have experience in organizational activities, underwriting, and servicing MCAs (“MCA Providers”). The Company will gain exposure to MCAs as follows: (i) purchasing individual MCAs, or a pool of MCAs, directly from MCA Providers; (ii) by purchasing a portion of an MCA or pool of MCAs (a “Participation Interest”) from MCA Providers; and (iii) to a lesser extent, by originating MCAs directly.

As a BDC, we are generally required to invest at least 70% of our assets in U.S.-based operating companies (“qualifying assets”). We may invest up to 30% of our portfolio in non-qualifying assets. On an opportunistic basis, we may also consider investments in investment funds that are operating pursuant to certain exceptions to the 1940 Act, as well as in debt and equity of companies located outside of the United States and debt and equity of public companies that would not be qualifying assets because their market capitalization of publicly traded equity securities exceeds the levels provided for in the 1940 Act.

We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by our board of directors (the “Board”), in its discretion.

From time to time, we may be exposed to significant market risk. See “Item 1.A.Risk Factors —Risks Related to our Business and Structure —Risks Related to Changes in Interest Rates.” We are subject to certain investment restrictions with respect to leverage and type of investment. The Company, the Adviser and the Adviser’s affiliates will engage in certain origination activities and receive related structuring or similar fees.

The Adviser

Our business and investment activities are managed by A3 Financial Investments LLC (the “Adviser”), subject to the supervision of the Board. The Adviser is registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

A3 Financial was formed in 2019 for the purpose of offering clients the opportunity to gain exposure to alternative and niche investment products. A3 Financial is owned and controlled by three of its principals, Anthony Bosch, Christian Aymond and Lars Soderberg. The Adviser provides management services to the Company pursuant to the investment advisory agreement between the Adviser and the Company (the “Investment Advisory Agreement”). An MCA Provider may acquire an ownership interest in the Adviser.

The Adviser has not previously managed a BDC, however, it previously managed a registered closed-end fund that operated as an interval fund.

The Board of Directors

Our business and affairs are managed under the direction of our Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. The Board will initially consist of [ ] members, [ ] of whom will not be “interested persons” as defined in Section 2(a)(19) of the 1940 Act of us or the Adviser. We refer to these individuals as our independent directors. Members of the Board will be elected annually at our annual meeting of stockholders. The Board currently has an audit committee and a nominating and corporate governance committee, and may establish additional committees from time to time as necessary. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the Stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director shall indicate that the purpose, or one of the purposes, of such special meeting is to determine if the director shall be removed.

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Our Board is divided into three classes. Each class of directors holds office for a three-year term. However, the initial members of the three classes will have initial terms of one, two and three years, respectively. At each annual meeting of our stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director will hold office for the term to which he or she is elected or appointed and until his or her successor is duly elected and qualifies, or until his earlier death, resignation, retirement, disqualification, or removal.

A vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies. See “Item 5. Directors and Executive Officers” for more information.

Investment Advisory Agreement

The description below of the Investment Advisory Agreement is a summary of the material terms of the Advisory Agreement. Investors are encouraged to review the full Investment Advisory Agreement attached as an exhibit to this Registration Statement.

Subject to the overall supervision of our Board and in accordance with the 1940 Act, the Adviser manages our day-to-day operations and provides investment advisory services to us. Under the terms of the Investment Advisory Agreement, the Adviser undertakes the following:

•	formulate and implement the Company’s investment program;

•	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identify, evaluate and negotiate the structure of the investments and dispositions made by the Company (including performing due diligence on prospective portfolio companies);

•	execute, close, service and monitor the Company’s investments, including the exercise of any rights in its capacity as a lender;

•	determine the securities and other assets that we will originate, purchase, retain, sell and dispose of such securities and other assets, as appropriate;

•	exercise voting rights in respect of portfolio securities and other investments for us; and

•	provide us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our capital.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to us are not impaired.

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Board Approval of the Advisory Agreement

Prior to the effectiveness of this Registration Statement and the Company’s election to be regulated as a BDC, the Board will hold an in-person meeting to consider and approve the Investment Advisory Agreement. In that regard, the Board will be provided with information it requires to consider the Investment Advisory Agreement, including: (a) the nature, quality and extent of the advisory and other services to be provided to us by the Adviser; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) our projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to the Adviser from its relationship with us and the profitability of that relationship; (e) information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement; (f) the organizational capability and financial condition of the Adviser and its affiliates; and (g) the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.

Duration and Termination

Unless terminated earlier as described below, the Investment Advisory Agreement will continue in effect for a period of two years from its effective date. Thereafter, the Investment Advisory Agreement will continue automatically for successive annual periods provided that such continuance is specifically approved at least annually by (i) (A) the affirmative vote of a majority of our Board or (B) the affirmative vote of a majority of our outstanding voting securities, and (ii) the affirmative vote of a majority of our independent directors. The Investment Advisory Agreement automatically terminates in the event of its assignment, as defined in the 1940 Act, and may be terminated, without penalty, upon not more than 60 days’ written notice, by (a) the affirmative vote of a majority of our outstanding voting securities, (b) the affirmative vote of a majority of our Board, including a majority of our independent directors, or (c) the Adviser. See Item 1A. Risk Factors – Risks Related to the Company’s Business and Structure – Resignation of Adviser.”

Compensation of Adviser

Investment Advisory Agreement

Pursuant to the Investment Advisory Agreement, we will pay the Adviser a fee for its investment advisory and management services consisting of two components—a base management fee and an incentive fee. The cost of both the base management fee and the incentive fee will ultimately be borne by our Stockholders.

In addition, the Adviser and its affiliates pay to the Company its allocable portion of any transaction, advisory or similar fees received in connection with the Company’s investment activities. The Adviser determines the Company’s allocable portion of such fees based on the Company’s ownership of the activity or investment or securities related to the investment, as applicable. The Adviser and its affiliates retain a portion of any transaction or transaction-related fee (including break-up fees, structuring fees, monitoring fees, commitment fees, or brokerage or underwriting compensation), advisory fees, or similar fees received in connection with the Company’s investment activities to the extent permitted by the 1940 Act, and may earn other transaction or transaction-related fees, advisory fees, or similar fees from the same transactions from sources other than the Company.

Base Management Fee

Pursuant to the Investment Advisory Agreement, the Company will pay to the Adviser a fee (the “Management Fee”) for management services in an amount equal to an annual rate of 1.75% of the average of the Company’s adjusted gross assets at the end of the two most recently completed fiscal quarters, payable quarterly in arrears (and, in the case of the first quarter-end following the Initial Closing, at the end of such fiscal quarter-end). For these purposes, “adjusted gross assets” exclude cash and cash equivalents but include assets purchased with borrowed amounts.

Incentive Fee

Pursuant to the Investment Advisory Agreement, the Company will pay to the Adviser an incentive fee that consists of two components – an incentive fee based on a percentage of income and an incentive fee based on a percentage of capital gains. The two components of the incentive fee are independent of each other and therefore, one component may be payable to the Adviser even if the other component is not payable to the Adviser.

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Income Incentive Fee

The first part, the income incentive fee (“Income Incentive Fee”), is calculated and payable quarterly in arrears. The amounts of Income Incentive Fee payable will be equal to:

(i)	100% of the excess of our “pre-incentive fee net investment income” (as defined below) for the immediately preceding quarter, over a preferred return of [ ]% per quarter ([ ]% annualized) (“Incentive Fee Hurdle”), until the Adviser has received a “catch-up” equal to [ ]% of the pre-incentive fee net investment income for the immediately preceding quarter; and

(ii)	[ ]% of all remaining pre-incentive fee net investment income above the “catch-up.”

Quarterly Income Incentive Fee

Pre-incentive fee net investment income

(expressed as a percentage of the value of net assets)

[TO ADD]

Percentage of pre-incentive fee net investment income

allocated to the Adviser

Example of Calculation of the Income Incentive Fee based on Income Assumptions

Examples of how the Income Incentive Fee would be calculated are as follows:

•	Assuming pre-incentive fee net investment income of [ ]%, there would be no income-based incentive fee because such income would not exceed the hurdle rate of [ ]%.

•	Assuming pre-incentive fee net investment income of [ ]%, the income-based incentive fee would be as follows:

= 100% × ([ ]% - [ ]%)

= [ ]%

•	Assuming pre-incentive fee net investment income of [ ]%, the income-based incentive fee would be as follows:

= (100% × (“catch-up”: [ ]% - [ ]%)) + ([ ]% × ([ ]% - [ ]%))

= (100% × [ ]%) + ([ ]% × [ ]%)

= [ ]% + [ ]%

= [ ]%

“Pre-incentive fee net investment income” means interest income, dividend income, accrued interest on the Certificates, and any other income including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies accrued during the quarter, minus our operating expenses for the quarter including the Management Fee, expenses payable under the Administration Agreement (as described below), and any interest expense and any dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee. Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind (“PIK”) interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

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Capital Gains Incentive Fee

The second part, the capital gains incentive fee (“Capital Gains Incentive Fee”), is determined and payable in arrears as of the end of each fiscal year. The amount of Capital Gains Incentive Fee is equal to 20% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

Limitations of Liability and Indemnification

The Adviser does not assume any responsibility to us other than to render the services described in, and on the terms of, the Investment Advisory Agreement, and will not be responsible for any action of our Board in declining to follow the advice or recommendations of the Adviser. The Investment Advisory Agreement provides that the Adviser, its officers, members and personnel, and any person controlling or controlled by the Adviser will not be liable to us or our Stockholders for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his or her obligations and duties under the Investment Advisory Agreement. In addition, as part of the Investment Advisory Agreement, we have agreed to indemnify the Adviser and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his or her obligations and duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Administration Agreement

The descriptions below are only a summary containing the material terms of the Administration Agreement and the Sub-Administration Agreement. Investors are encouraged to review the full Administration Agreement and the Sub-Administration Agreement attached as exhibits to this Registration Statement.

Pursuant to an Administration Agreement, the Administrator (or one or more delegated service providers) furnishes us with office facilities, together with equipment and clerical, bookkeeping and recordkeeping services at such facilities. Under the Administration Agreement, our Administrator also performs, or oversees the performance of, our required administrative services, which includes being responsible for the financial records that we are required to maintain and preparing reports to our Stockholders and reports filed with the SEC and otherwise assist with the Company’s compliance with the rules and regulations applicable to a BDC and RIC. In addition, our Administrator assists us in determining and publishing our NAV, overseeing the preparation and filing of our tax returns and the printing and dissemination of reports to our Stockholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. Our Administrator charges us only for the actual expenses it incurs on our behalf, or our allocable portion thereof, without any profit to our Administrator. For information about the payment of expenses under the Administration Agreement, see “Payment of our Expenses under the Investment Advisory Agreement and the Administration Agreement” below.

Prior to the effectiveness of this Registration Statement and the Company’s election to be regulated as a BDC, the Board will hold an in-person meeting to consider and approve the Administration Agreement. Unless terminated earlier as described below, the Administration Agreement will continue in effect for a period of two years from its effective date. Thereafter, the Administration Agreement will continue automatically for successive annual periods provided that such continuance is specifically approved at least annually by (i) (A) the affirmative vote of a majority of our Board or (B) the affirmative vote of a majority of our outstanding voting securities, and (ii) the affirmative vote of a majority of our independent directors. In connection with such approval the Board, including a majority of independent directors, reviews the compensation we pay to the Administrator to determine that the provisions of the Administration Agreement are carried out satisfactorily and to determine, among other things, whether the expenses payable under the Administration Agreement are reasonable in light of the services provided. The Board also reviews the methodology employed in determining how the expenses are allocated to us and the proposed allocation of administrative expenses among us and our affiliates. The Board then assesses the reasonableness of such reimbursements for expenses allocated to us based on the breadth, depth and quality of such services. The Board also considers the possibility of obtaining such services from a different third-party and whether any other third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the Board compares the total amount paid to the Administrator for such services as a percentage of our net assets to the same ratio as reported by other comparable BDCs.

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The Administration Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by: (i) the affirmative vote of a majority of our outstanding voting securities, (ii) the affirmative vote of a majority of our Board, including a majority of our independent directors, or (iii) the Administrator.

Indemnification

The Administration Agreement provides that, absent criminal conduct, willful misfeasance, bad faith or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his or her obligations and duties under the Administration Agreement, our Administrator and its officers, manager, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Administrator’s services under the Administration Agreement or otherwise as our Administrator.

Sub-Administration Agreement

The Administrator intends to enter into a sub-administration agreement with [ ] (the “Sub-Administrator”) pursuant to which the Sub-Administrator will perform certain administrative services for the Company, subject to the oversight of the Administrator, including preparing certain financial information, providing certain treasury services, and providing certain fund accounting services (the “Sub-Administration Agreement”).

Prior to the effectiveness of this Registration Statement and the Company’s election to be regulated as a BDC, the Board will hold an in-person meeting to consider and approve the Sub-Administration Agreement.

Payment of our Expenses under the Investment Advisory Agreement and the Administration Agreement

All professionals of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the compensation and routine overhead expenses of personnel allocable to these services to us, are provided and paid for by the Adviser and not by us. Payments under the Administration Agreement are based upon our allocable portion of overhead and other expenses incurred by our Administrator in performing its obligations under the Administration Agreement, including a portion of the rent and the compensation of our Chief Financial Officer and Chief Compliance Officer and their respective staffs. In accordance with the terms of the Administration Agreement, overhead and other administrative expenses are generally allocated between us and the Administrator by reference to the relative time spent by personnel in performing administrative and similar functions on our behalf as compared to performing administrative functions on behalf of the Administrator, its other clients or the Adviser. To the extent personnel retained by the Administrator perform administrative tasks for the Adviser, the fees incurred with respect to the actual time dedicated to such tasks will be reimbursed by the Adviser.

We bear all other out-of-pocket costs and expenses of our operations and transactions, including those relating to:

•	organization and offering of the Common Stock;

•	the Company’s fees and expenses related to any liquidity event or the wind down and/or liquidation and dissolution of the Company;

•	calculating the Company’s NAV (including the cost and expenses of any independent valuation firm);

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•	fees and expenses payable to third parties, including agents, consultants or other advisers, in connection with monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company’s investments and performing due diligence on the Company’s prospective portfolio investments or otherwise relating to, or associated with, evaluating and making investments;

•	fees and expenses incurred in connection with debt, if any, incurred to finance the Company’s investments or operations, and payment of interest and repayment of principal on such debt;

•	fees and expenses related to sales and repurchases of the Common Stock and other securities;

•	investment advisory and management fees;

•	administration fees, if any, payable under the Administration Agreement;

•	transfer agent, Sub-Administrator and custodial fees;

•	expenses relating to the issue, repurchase and transfer of Common Stock to the extent not borne by the relevant transferring Stockholders and/or assignees;

•	federal and state registration fees;

•	all costs associated with a public listing;

•	federal, state and local taxes and other governmental charges assessed against the Company;

•	independent directors’ fees and expenses and the costs associated with convening meetings of the Board or any committee thereof;

•	fees and expenses and the costs associated with convening meetings of Stockholders or holders of any preferred stock, as well as the compensation of an investor relations professional responsible for the coordination and administration of the foregoing;

•	costs of preparing and filing reports or other documents required by the SEC, the Financial Industry Regulatory Authority or other regulators;

•	costs of any reports, proxy statements or other notices to Stockholders, including printing and mailing costs;

•	costs and expenses related to the preparation of the Company’s financial statements and tax returns;

•	the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone, and copying;

•	independent auditors and outside legal costs, including legal costs associated with any requests for exemptive relief, “no-action” positions or other guidance sought from a regulator, pertaining to the Company;

•	compensation of other third-party professionals to the extent they are devoted to preparing the Company’s financial statements or tax returns or providing similar “back office” financial services to the Company;

•	portfolio risk management costs;

•	commissions or brokerage fees or similar charges incurred in connection with the purchase or sale of securities (including merger fees) and other assets;

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•	costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to the Company, including in each case services with respect to the proposed purchase or sale of securities by the Company that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated);

•	costs of amending, restating or modifying the Company’s charter (the “Charter”) and the Company’s bylaws (the “Bylaws”) or the Investment Advisory Agreement, the Administration Agreement or related documents of the Company or related entities;

•	fees, costs, and expenses incurred in connection with any restructuring, IPO or reorganization of the Company or related entities, the termination, liquidation or dissolution of the Company or related entities, or the required redemption of all or substantially all outstanding Common Stock (including the fees and expenses associated with any such transaction);

•	all other properly and reasonably chargeable expenses incurred by the Company or the Administrator in connection with administering the Company’s business, including rent and the allocable portion of the cost of the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs; while certain of these expenses may not be ascertainable at any given time, any such expenses will be subject to the approval of the Board on a quarterly basis.

For avoidance of doubt, the Adviser or its affiliates are solely responsible for any placement, “finder’s” fees or other fees payable to any placement agents, intermediary or participating broker engaged by the Adviser on behalf of the Company in connection with the Offering.

Reimbursements under the Administration Agreement

Pursuant to the Administration Agreement, the Company will reimburse the Administrator for any costs and expenses incurred by the Administrator for performing its obligations under the Administration Agreement.

Fees and Expenses

The table below provides information about the Company’s estimated annual operating expenses during the following twelve months, expressed as a percentage of average net assets attributable to our Common Stock. The percentages indicated in the table below are estimates and may vary.

Management Fee (1)	[ ]	%
Incentive Fee (2)	[ ]	%
Interest Payments on Borrowed Funds (3)	[ ]	%
Other Expenses (4)	[ ]	%
Acquired Fund Fees and Expenses (5)	[ ]	%
Total Annual Expenses	[ ]	%

(1)	Amount assumes that we have average net assets of $[ ] million during the following twelve months and that we borrow funds equal to [ ]% of our average net assets during such period.

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(2)	Pursuant to the Investment Advisory Agreement, the Company will pay the Adviser an incentive fee that consists of two components – an incentive fee based on income and an incentive fee based on capital gains. The first part, Income Incentive Fee will be calculated and payable quarterly in arrears. The amounts of Income Incentive Fee payable will be equal to: (i) 100% of the excess of our “pre-incentive fee net investment income” for the immediately preceding quarter, over a preferred return of [ ]% per quarter ([ ]% annualized), until the Adviser has received a “catch-up” equal to [ ]% of the pre-incentive fee net investment income for the immediately preceding quarter; and (ii) [ ]% of all remaining pre-incentive fee net investment income above the “catch-up.” The second part, the Capital Gains Incentive Fee will be determined and payable in arrears as of the end of each fiscal year. The amount of Capital Gains Incentive Fee will be equal to 20% of the Company’s realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

(3)	We intend to borrow funds to make investments. To the extent that we determine it is appropriate to borrow funds to make investments, the costs associated with such borrowing will be indirectly borne by our Stockholders. The figure in the table assumes we borrow for investment purposes an amount equal to [ ]% of our average net assets (including such borrowed funds) during the following twelve months and that the annual interest rate on the amount borrowed is [ ]%. We may borrow additional funds from time to time to make investments to the extent we determine that the economic situation is conducive to doing so, and any future increase in the annual interest on borrowings may increase the amount of our interest payments on borrowed funds.

(4)

Other expenses include, but are not limited to, accounting, legal and auditing fees, Organizational and Offering Expenses, the reimbursement of the compensation of administrative personnel pursuant to the terms of the Administration Agreement, and fees payable to our directors who do not also serve in an executive officer capacity for us or the Adviser. Payments under the Administration Agreement are based upon the Company’s allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including a portion of the rent and the compensation of our Chief Financial Officer and Chief Compliance Officer and their respective staffs. The amount presented in the table reflects estimated amounts we expect to pay during the following twelve months.

(5)	Acquired Fund Fees and Expenses are the indirect costs of investing in investment companies, including companies that would be investment companies under Section 3(a) of the 1940 Act but for the exceptions to that definition provided for in Sections 3(c)(1) and 3(c)(7) of the 1940 Act. The amount presented in the table reflects estimated amounts we expect to pay during the following twelve months.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our Common Stock. In calculating the following expense amounts, we have assumed that we would have no additional leverage, that none of our assets are cash or cash equivalents and that our annual operating expenses would remain at the levels set forth in the table above. Income based fees and the capital gains incentive fees under the Investment Advisory Agreement, which, assuming a 5% annual return, would either not be payable or have an insignificant impact on the expense amounts shown below, are not included in the example, except as specifically set forth below. Transaction expenses are not included in the following example.

Return Assumption	1 Year		3 Years		5 Years		10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return (none of which is subject to the capital gains incentive fee)(1)	$	[ ]	$	[ ]	$	[ ]	$	[ ]

(1)	Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.

The foregoing table is to assist you in understanding the various costs and expenses that a Stockholder will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. If we were to achieve sufficient returns on our investments, including through the realization of capital gains, to trigger income based incentive fees or capital gains incentive fees of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all distributions at net asset value (“NAV”), if our Board authorizes and we declare cash distributions, participants in our distribution reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our Common Stock determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend.

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This example and the expenses in the table above should not be considered a representation of our future expenses as actual expenses that we may incur in the future and such actual expenses may be greater or less than those shown.

Market Opportunity

There are over thirty million (30,000,000) businesses (“Merchants”) in the United States, a majority of which depend on efficient and frictionless access to capital in order to grow their business, purchase inventory, hire employees, market their business and invest in new potential growth opportunities. These Merchants are faced with numerous challenges to secure such capital. Merchants are time and resource constrained, and the traditional borrowing process is time consuming and burdensome. In addition, since there is no widely-accepted credit score for small businesses, it can be challenging for traditional banks to assess the creditworthiness of typical Merchants. Credit assessment is inherently difficult because small business data is constantly changing as the business evolves and is scattered across a myriad of online and offline sources.

A significant percentage of Merchant lending applications submitted to traditional banks are not approved and Merchants are forced to look to other sources of financing. The biggest concern for Merchants with traditional bank financing is that it takes too long and requires collateral that either does not exist or encumbers the Merchant. In addition, Merchants often seek alternative capital solutions to fund short-term projects and investments, but traditional lenders may only offer products that feature large loan sizes and longer durations that are not well suited to their needs.

This difficulty has been beneficial for the alternative lending industry, specifically MCA Providers. MCAs provide alternative financing to a traditional small-business loan and are best for small businesses that need capital immediately to cover cash-flow shortages or short-term expenses. With an MCA, an MCA Provider provides the Merchant with a lump sum of cash that is repaid by the Merchant using a percentage of debit and credit card sales. The total amount to be paid back on the MCA is expressed in terms of a “factor rate.” For example, an MCA with a factor rate of 1.5 would require the Merchant to pay back 1.5x the amount of the original loan. MCAs are a particularly attractive financing option to small and mid-sized businesses for two reasons. First, approval of a cash advance is based on the strength of a customer's business instead of its credit history. Small businesses are frequently turned down for traditional business loans because they have a limited credit history and limited collateral to offer up. MCA providers instead focus on a business's actual sales. Second, cash advances are made on a cash flow basis. Accordingly, instead of requiring fixed dollar monthly payments, cash advances are paid back by automatically deducting a fixed amount from the customer's credit card sales on a daily or weekly basis until full payment and costs are paid in full.

Competitive Strengths

We believe the Company is uniquely positioned to generate compelling risk-adjusted returns. The Company’s management team has extensive experience in the securities industry, including in alternative investment products. The Company has established arrangements with experienced MCA Providers and is well positioned to establish additional MCA Provider arrangements as the Company grows. The Company is unaware of other BDCs or closed-end funds that principally invest in MCAs, and, as such, the Company believes it can leverage its unique position to engage additional MCA Provider partners. Through its established arrangements with MCA Providers, the Company will have access to a broad range of MCA opportunities, which will allow the Adviser to select MCAs which the Adviser believes will provide the best returns, and quickly deploy invested capital into income generating investments.

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Investment Selection

The Adviser will work with MCA Provider partners to select suitable MCAs for the Company’s portfolio. In selection such MCA’s the Adviser will evaluate data gathered during the MCA Provider’s underwriting process, including the Merchant’s type of business, tenure, credit score range, MCA terms, lien positions, monthly bank activity, web presence, tax data, and the amount of the MCA.

When selecting MCAs, the Company will consider the underwriting data provided by the MCA Provider and select those MCAs or MCA pools that satisfy the Adviser’s investment criteria.

Investment Process Overview

On behalf of the Company, the Adviser will seek to partner with MCA Providers that have the capabilities to gather information, analyze trends and find areas of strength and weakness within segments of the Company’s portfolio. The Adviser will evaluate potential partnerships with MCA Providers through a due diligence process that reviews the MCA Provider’s business model, management, performance and underwriting standards. The Adviser may perform interviews, request that the MCA Provider fill out an application or questionnaire, and collect documentation including underwriting and collection guidelines, financial statements, licenses, permits, insurance, and all major agreements.

Once the Adviser has determined to partner with a particular MCA Provider, the Adviser will continuously monitor the performance of that provider. Further review and oversight may include from time to time, review of performing and non-performing MCAs for integrity and quality control, including an executed MCA agreement, credit bureau and merchant statement validation, merchant wire confirmation, collection effort documents, and ISO commission documentation.

The Company will evaluate and invest in MCA opportunities offered by the MCA Providers based on the selection criteria noted above.

When the Company partners with an MCA Provider, the MCA Provider will service the individual MCAs including deploying initial funds, tracking payments, identifying missed payments, contacting the Merchant if needed and initiating any delinquency proceedings. The Company will rely on the MCA Provider for technology and underwriting data analysis. MCA Providers will receive a portion of the cash flow generated from each MCA they originate or service in the form of a technology and servicing fee.

Investment Committee

The Adviser’s Investment Committee evaluates and approves all of our investments, subject to the oversight of our Board. The Investment Committee process is intended to bring the diverse experience and perspectives of the committee’s members to the analysis and consideration of each investment. The Investment Committee consists of [ ] members and includes [ ], [ ] and [ ].

Types of Investments

Merchant Cash Advances. MCAs provide alternative financing to a traditional small-business loan and are best for small businesses that need capital immediately to cover cash-flow shortages or short-term expenses. With an MCA, an MCA Provider provides the Merchant with a lump sum of cash that is repaid by the Merchant using a percentage of debit and credit card sales. The total amount to be paid back on the MCA is expressed in terms of a “factor rate.” For example, a MCA with a factor rate of 1.5 would require the Merchant to pay back 1.5x the amount of the original loan. The Company will purchase MCAs from MCA Providers, and in exchange will receive the cash flow of the MCA from the MCA Provider until the loan is repaid at the applicable factor rate. The Company may also purchase Participation Interests in MCAs, in which case the Company would be entitled to its pro-rata share of the MCA’s cash flow. The agreements entered into with MCA Providers may cover one single MCA or a pool of MCAs with similar characteristics.

Senior Loans. The Company may invest opportunistically in senior secured loans of middle market companies (“Senior Loans”). The Company defines middle-market companies as companies having annual earnings, before interest, taxes, depreciation and amortization (“EBITDA”) of $5 million to $75 million, although the company may make investments in larger or smaller companies. Senior Loans are typically collateralized by a company’s assets and structured with a lien on collateral. The structure of these loans provides for greater security and potential recovery in the event of default compared to subordinated fixed-income products, which have a lesser claim on the collateral or may be unsecured. These structural characteristics, combined with reduced volatility, attractive credit fundamentals and favorable liquidity, provide investors with an opportunity to generate attractive returns on an absolute and risk-adjusted basis.

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Competition

Other entities, including commercial banks, commercial financing companies, BDCs and insurance companies compete to make the types of investments that we plan to make in merchant cash advance loans. Certain of these competitors may be substantially larger, have considerably greater financial, technical and marketing resources than we will have and offer a wider array of financial services. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source-of-income, asset diversification and distribution requirements we must satisfy to maintain our RIC tax treatment. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. See “Item 1A. Risk Factors — Risk Relating to Our Business and Structure — Competition for Investments.”

Emerging Growth Company

We operate as an emerging growth company as defined in the JOBS Act and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of an IPO, if any, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1,070,000,000 or more, (ii) December 31 of the fiscal year in which we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of our Common Stock held by non-affiliates exceeds $700 million, measured as of the last business day of our most recently completed second fiscal quarter, we have an annual investment income of at least $100 million, we have been publicly reporting for at least 12 months, and we have filed at least one annual report on Form 10-K), or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. In addition, we intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards.

Distribution Reinvestment Plan

We have adopted an “opt-out” distribution reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our Stockholders in additional Common Stock. As a result, if our Board authorizes, and we declare, a cash dividend or other distribution, our Stockholders’ distributions will be automatically reinvested in additional Common Stock, unless they specifically opt-out of the distribution reinvestment plan to receive their cash dividends or distributions in cash.

No action will be required on part of a Stockholder to have its cash dividends or distributions reinvested in Common Stock. A Stockholder may elect to have its entire distribution reinvested in cash by electing to opt out of the Company’s distribution reinvestment plan in its Subscription Agreement; thereafter, Stockholders must notify the Adviser in writing, so that such notice is received by the Adviser no later than ten (10) business days prior to the record date for distributions to the Stockholders. The Adviser will set up an account for Common Stock acquired through the distribution reinvestment plan for each Stockholder and hold such Common Stock in non-certificated form. Those Stockholders whose Common Stock is held by a broker or other financial intermediary may also opt out of the distribution reinvestment plan by notifying their broker or other financial intermediary of their election.

Stockholders who receive dividends and other distributions in the form of Common Stock are generally subject to the same U.S. federal, state and local tax consequences as are Stockholders who elect to receive their dividends and distributions in cash. However, for Stockholders whose cash distributions are reinvested in Common Stock, such Stockholder will not receive cash with which to pay applicable taxes on reinvested dividends and distributions. A Stockholder’s basis for determining gain or loss upon the sale of Common Stock received in a dividend or distribution from us will generally be equal to the cash that would have been received if the Stockholder had received the dividend or distribution in cash, unless we were to issue new Common Stock that is trading at or above NAV, in which case, the Stockholder’s basis in the new Common Stock will generally be equal to their fair market value. Any Common Stock received in a dividend or distribution will have a new holding period for tax purposes commencing on the day following the day on which the Common Stock is credited to the U.S. Stockholder’s account.

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The distribution reinvestment plan will be terminable by us upon notice in writing mailed to each Stockholder of record at least 30 days prior to any record date for the payment of any distribution by us.

The Private Offering

We intend to offer and sell shares of our Common Stock to “accredited investors” (as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act) in a private placement in the United States under the exemption provided by Section 4(a)(2) of the 1933 Act and Rule 506(c) under Regulation D promulgated thereunder, and may offer and sell shares of our Common Stock outside the United States under the exemption provided by Regulation S. Prospective Stockholders who intend to acquire shares of our Common Stock in the Offering are required to complete, execute and deliver a Subscription Agreement.

Shares will be offered for subscription continuously throughout the Fundraising Period (as defined below). The “Initial Closing” is expected to occur on [ ], 2023, and the Company expects to hold Subsequent Closings for a period of [ ] months after the Initial Closing (the “Fundraising Period”). The Fundraising Period may be extended by up to an additional [ ] months in the sole discretion of the Board (i.e., from [ ] months to up to [ ] months after the Initial Closing).

All purchases will be made at a per-share price as determined by the Board (or any authorized committee thereof) as of the end of the most recent calendar quarter prior to the date of the applicable closing. The per-share price shall be at least equal to NAV per share in accordance with the limitations under Section 23 of the 1940 Act. The NAV per share is equal to the value of our total assets minus liabilities and any preferred stock outstanding (if any) divided by the total number of shares outstanding. The Board may set the per-share price above the NAV per share if market conditions and demand for our shares of Common Stock are such to allow us to sell shares at a premium to its then current NAV. No Stockholder will be permitted to sell, assign, exchange, pledge, hypothecate, transfer or otherwise dispose of or agree to dispose of (“Transfer”) its Common Stock unless (i) the Adviser provides consent, (ii) the Transfer is in compliance with the restrictions set forth in the Subscription Agreement, and (iii) the Transfer is made in accordance with applicable laws.

Liquidity Event

Because the securities offered in our private offering will not be registered under the Securities Act, or the securities laws of any state, investors must hold them indefinitely unless (a) they are registered under the Securities Act and any applicable state securities laws, or (b) we, with the advice of our counsel, conclude that registration is not required under the Securities Act and applicable state laws, in which case your shares of common stock may become transferable upon reliance on other exemptions, such as Rule 144 under the Securities Act.

The shares of our common stock offered in our private offering will have no preemptive, exchange, conversion or redemption rights. We do not currently intend to list our shares on an exchange and do not expect a public trading market to develop for the shares in the foreseeable future. Because of the lack of a trading market for our shares, Stockholders may not be able to sell their shares promptly or, if they are able to sell their shares, they may only be able to do so at a discount to our current NAV. We intend to explore a potential liquidity event for our Stockholders between [five] and [seven] years following the completion of our Fundraising Period, which includes our private offering and any subsequent private or public offering of our shares of Common Stock; however, the offering period may extend for an indefinite period. We may explore or complete a liquidity event sooner or later than that time period. We may determine not to pursue a liquidity event if we believe that then-current market conditions are not favorable for a liquidity event and that such conditions will improve in the future. A liquidity event could include (1) the sale of all or substantially all of our assets either on a complete portfolio basis or individually followed by a liquidation, (2) a listing of our shares on a national securities exchange (“Public Listing”), or (3) a merger or another transaction approved by our Board in which our stockholders will receive cash or shares of a publicly traded company (each a “Liquidity Event”). While our intention is to explore a potential Liquidity Event between [five] and [seven] years following the completion of our offering stage, there can be no assurance that a suitable transaction will be available or that market conditions for a Liquidity Event will be favorable during that timeframe.

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Repurchase Offers

Beginning 12 months after the date of the Initial Closing and prior to a Liquidity Event, we intend to offer to repurchase Common Stock for up to [ ]% of our outstanding Common Stock per quarter, through one or more repurchase offers. While we expect our Board to consider repurchase offers, we are not required to do so and our Board can determine in its discretion not to authorize any repurchase offers. Such offers to repurchase Common Stock, including the exact amount of each repurchase offer, will be subject to the applicable requirements of the Exchange Act and the 1940 Act.

If we were to engage in a repurchase offer, Stockholders would be able to tender their Common Stock at a price equal to our NAV per share as of a recent date. Any repurchase offer presented to our Stockholders will remain open for a minimum of 20 business days following the commencement of the repurchase offer. In the materials that we send to our Stockholders regarding a repurchase offer, we will include the date that the repurchase offer will expire. All tenders for repurchase requests must be received prior to the expiration of the repurchase offer in order to be valid.

We do not plan to repurchase any Common Stock of any Stockholder under the circumstances of death or disability of such Stockholder.

To the extent that the number of Common Stock tendered to us for repurchase exceeds the number of Common Stock that we have determined to or we are able to purchase, we will repurchase Common Stock on a pro rata basis. Further, we will have no obligation to repurchase Common Stock if the repurchase would violate applicable law or impact our ability to maintain our RIC tax treatment. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any year. Our share repurchase offers will have many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

Employees

We do not currently have any employees and do not expect to have any employees. Our day-to-day investment and administrative operations are managed by the Adviser and the Administrator. The Investment Committee is supported by a team of additional experienced investment professionals. The Adviser and the Administrator may hire additional investment and administrative professionals in the future to provide services to us, based upon our needs. See “ — Investment Advisory Agreement” and “ — Administration Agreement.”

In addition, we reimburse the Administrator for its costs and expenses and our allocable portion of overhead incurred by it in performing its obligations under the Administration Agreement, including compensation paid to or compensatory distributions received by our officers (including our Chief Compliance Officer and Chief Financial Officer) and any of their respective staff who provide services to us, operations staff who provide services to us, and any internal audit staff, to the extent internal audit performs a role in our Sarbanes-Oxley internal control assessment. See “ — Administration Agreement.”

Determination of Net Asset Value

Determinations in Connection with our Investments

We will determine the NAV per share quarterly. The NAV per share is equal to the value of our total assets minus liabilities and any preferred stock outstanding divided by the total number of shares outstanding.

Our investment assets will be carried at fair value in accordance with the 1940 Act and Accounting Standards Codification (“ASC”) Topic 820—Fair Value Measurement and Disclosures (“ASC Topic 820”). Value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is as determined in good faith by our Board.

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Our investment strategy primarily focuses on investments in merchant cash advance loans. Given the nature of our investments, our investments generally will be considered Level 3 assets under ASC Topic 820 because there is no known or accessible market or market indexes for these investments to be traded or exchanged. As such, we will value substantially all of our investments at fair value as determined in good faith pursuant to a consistent valuation policy and our Board in accordance with the provisions of ASC Topic 820 and the 1940 Act.

Our audit committee is responsible for assisting our Board in valuing investments that are not publicly traded or for which current market values are not readily available. Investments for which market quotations are readily available will be valued using market quotations, which generally will be obtained from independent pricing services, broker-dealers or market makers. With respect to portfolio investments for which market quotations are not readily available, our Board, with the assistance of the Adviser and independent valuation firms, is responsible for determining the fair value in good faith in accordance with the valuation policy approved by our Board. If more than one valuation method is used to measure fair value, the results will be evaluated and weighted, as appropriate, considering the reasonableness of the range indicated by those results. We will consider a range of fair values based upon the valuation techniques utilized and select the value within that range that was most representative of fair value based on current market conditions as well as other factors the Adviser considers relevant. When an external event with respect to one of our portfolio companies, such as a purchase transaction, public offering or subsequent equity sale occurs, we expect to use the pricing indicated by the external event to corroborate our valuation.

Our Board will make this fair value determination on a quarterly basis and any other time when a decision regarding the fair value of the portfolio investments is required. A determination of fair value will involve subjective judgments and estimates and depends on the facts and circumstances. Due to the inherent uncertainty of determining the fair value of portfolio investments that do not have a readily available market value, the fair value of the investments may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:

•	Level 1—Valuations are based on quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2—Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly and model-based valuation techniques for which all significant inputs are observable.

•	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models incorporating significant unobservable inputs, such as discounted cash flow models and other similar valuations techniques. The valuation of Level 3 assets and liabilities generally requires significant management judgment due to the inability to observe inputs to valuation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

Under ASC Topic 820, the fair value measurement also assumes that the transaction to sell an asset occurs in the principal market for the asset or, in the absence of a principal market, the most advantageous market for the asset, which may be a hypothetical market, and excludes transaction costs. The principal market for any asset is the market with the greatest volume and level of activity for such asset in which the reporting entity would or could sell or transfer the asset. In determining the principal market for an asset or liability under ASC Topic 820, it is assumed that the reporting entity has access to such market as of the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market that are independent, knowledgeable and willing and able to transact.

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With respect to investments for which market quotations are not readily available, our Board undertakes a multi-step valuation process each quarter, as described below:

•	our quarterly valuation process begins with each portfolio company or investment being initially valued by the Adviser;

•	preliminary valuation conclusions are then be documented and discussed with the Adviser;

•	our audit committee then reviews these preliminary valuations;

•	at least once annually, the valuation for each portfolio investment is reviewed by an independent valuation firm. Certain investments, however, will not be evaluated by an independent valuation firm unless the NAV and other aspects of such investments in the aggregate exceed certain thresholds; and

•	our Board then discusses valuations and determines the fair value of each investment in our portfolio in good faith, based on the input of the Adviser, the respective independent valuation firms and our audit committee.

In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the unrealized gains or losses reflected herein.

The Company intends to comply with Rule 2a-5 under the 1940 Act, which sets forth requirements for determining fair value in good faith for investment companies and BDCs. In order to comply with Rule 2a-5, the Board must (i) periodically assess and manage valuation risks; (ii) establish and apply fair value methodologies; (iii) test fair value methodologies; (iv) oversee and evaluate independent pricing services; and (v) maintain required records.

Determinations in Connection with Closings

In connection with each closing at which subscriptions are accepted and shares are sold, our Board, or an authorized committee thereof, is required by the 1940 Act to make the determination that we are not selling Common Stock at a price below our then-current NAV, exclusive of any distributing commissions or discounts (which NAV will be determined as of a time within 48 hours, excluding Sunday and holidays, next preceding the time of such determination). Our Board, or an authorized committee thereof, considers the following factors, among others, in making such determination:

•	the NAV of our Common Stock disclosed in the most recent periodic report that we filed with the SEC;

•	our management’s assessment of whether any material change in the NAV has occurred (including through the realization of net gains on the sale of our investments) during the period beginning on the date of the most recently disclosed NAV to the period ending 48 hours (excluding Sundays and holidays) prior to the closing date; and

•	the magnitude of the difference between (i) a value that our Board or an authorized committee thereof has determined reflects the current NAV of our Common Stock (as of a time within 48 hours, excluding Sundays and holidays), which is based upon the NAV disclosed in the most recent periodic report we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the NAV since the date of the most recently disclosed NAV, and (ii) the NAV of the Common Stock as of the most recently completed calendar quarter.

Moreover, to the extent that there is even a remote possibility that we may (i) issue Common Stock at a price below the then-current NAV of our Common Stock at the time at which the sale is made or (ii) trigger the undertaking to suspend the offering of Common Stock pursuant to our private placement memorandum relating to the Offering if the NAV fluctuates by certain amounts in certain circumstances until our private placement memorandum relating to the Offering is amended, our Board or an authorized committee thereof will elect, in the case of clause (i) above, either to postpone the offering until such time that there is no longer the possibility of the occurrence of such event or to undertake to determine NAV within two days prior to any such sale to ensure that such sale will not be below our then-current NAV, and, in the case of clause (ii) above, to comply with such undertaking or to undertake to determine NAV to ensure that such undertaking has not been triggered.

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These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records we are required to maintain under the 1940 Act.

Regulation as a Business Development Company

The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.

A BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. A BDC may use capital provided by public Stockholders and from other sources to make long-term, private investments in businesses. A BDC provides its Stockholders the ability to retain the liquidity of a publicly traded stock while sharing in the possible benefits, if any, of investing in primarily privately owned companies.

In addition, the 1940 Act provides that we may not change the nature of our business so as to cease to be a BDC unless approved by “a majority of the outstanding voting securities” as defined by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.

As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of our directors must be persons who are not “interested persons”, as that term is defined in Section 2(a)(19) of the 1940 Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the BDC. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our Stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of our independent directors and, in some cases, prior approval by the SEC.

We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. If we invest in securities issued by investment companies, if any, it should be noted that such investments ordinarily will subject our Stockholders to additional expenses as they will be indirectly responsible for the costs and expenses of such companies. Our investment portfolio is also subject to diversification requirements by virtue of our intent to elect to be treated as a RIC for U.S. tax purposes and our intention to continue to operate in a manner so as to qualify for the tax treatment applicable to RICs. See “Item 1A. Risk Factors — Risks Related to Our Business and Structure” for more information.

We are generally not able to issue and sell our Common Stock at a price below NAV per share. We may, however, sell our Common Stock, or warrants, options or rights to acquire our Common Stock, at a price below the then-current NAV of our Common Stock if (1) our Board determines that such sale is in our best interests and the best interests of our Stockholders, and (2) our Stockholders have approved our policy and practice of making such sales within the preceding 12 months. In addition, we may generally issue new Common Stock at a price below NAV in rights offerings to existing Stockholders, in payment of dividends and in certain other limited circumstances.

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As a BDC, we are generally limited in our ability to invest in any portfolio company in which the Adviser or any of its affiliates currently has an investment or to make any co-investments with other funds managed by our investment adviser or other affiliates.

We are subject to examination by the SEC for compliance with the 1940 Act.

As a BDC, we are subject to certain risks and uncertainties. See “Item 1A. Risk Factors — Risks Related to Our Business and Structure.”

Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets”, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the BDC’s gross assets. The principal categories of qualifying assets relevant to our business are any of the following:

(1) Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)	is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

(i)	does not have any class of securities that is traded on a national securities exchange;

(ii)	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii)	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

(iv)	is a small and solvent company having gross assets of not more than $4.0 million and capital and surplus of not less than $2.0 million.

(2) Securities of any eligible portfolio company controlled by us.

(3) Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4) Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5) Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6) Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.

In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above. The regulations defining qualifying assets may change over time. The Company may adjust its investment focus as needed to comply with and/or take advantage of any regulatory, legislative, administrative or judicial actions.

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Control, as defined by the 1940 Act, is presumed to exist where a BDC beneficially owns more than 25% of the outstanding voting securities of the portfolio company, but may exist in other circumstances based on the facts and circumstances.

If at any time less than 70% of our gross assets are comprised of qualifying assets, including as a result of an increase in the value of any non-qualifying assets or decrease in the value of any qualifying assets, we would generally not be permitted to acquire any additional non-qualifying assets, other than office furniture and equipment, interests in real estate and leasehold improvements and facilities maintained to conduct the business operations of the BDC, deferred organization and operating expenses, and other non-investment assets necessary and appropriate to its operations as a BDC, until such time as 70% of our then current gross assets were comprised of qualifying assets. We would not be required, however, to dispose of any non-qualifying assets in such circumstances.

Significant Managerial Assistance. A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above in Qualifying Assets categories (1), (2) or (3). However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities (other than small and solvent companies described above in Qualifying Assets category (1)(c)(iv)) significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.

Temporary Investments. Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, so that 70% of our assets would be qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements relating to such securities that are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed- upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, the 1940 Act and certain diversification tests in order to qualify as a RIC for federal income tax purposes typically require the Company to limit the amount it invests with any one counterparty. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. The Adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Warrants. Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares of capital stock that it may have outstanding at any time. Under the 1940 Act, we may generally only issue warrants provided that (i) the warrants expire by their terms within ten years, (ii) the exercise or conversion price is not less than the current market value at the date of issuance, (iii) Stockholders authorize the proposal to issue such warrants, and the Board approves such issuance on the basis that the issuance is in the best interests of the Company and the Stockholders and (iv) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of the Company’s voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of its outstanding voting securities. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of a BDC’s total outstanding shares of capital stock.

Senior Securities. We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of shares senior to the Shares if our asset coverage, as defined in the 1940 Act, would at least equal 150% immediately after each such issuance. Our initial stockholder has approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act, and such election became effective on the first day immediately after the date of such approval. In addition, while any senior securities remain outstanding, we will be required to make provisions to prohibit any dividend distribution to our Stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the dividend distribution or repurchase. We will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities.

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We intend to establish one or more credit facilities and enter into other financing arrangements to facilitate investments and the timely payment of our expenses. It is anticipated that any such credit facilities will bear interest at floating rates at to be determined spreads over a specific reference rate. We cannot assure Stockholders that we will be able to enter into a credit facility. Stockholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise. In connection with a credit facility or other borrowings, lenders may require us to pledge assets and may ask to comply with positive or negative covenants that could have an effect on our operations. In addition, from time to time, our losses on leveraged investments may result in the liquidation of other investments held by us to repay such amounts.

SEC Rule 18f-4 (the “Derivatives Rule”) regulates the ability of the Company to enter into derivative transactions and other leveraged transactions. The Derivatives Rule defines the term “derivatives” to include short sales and forward contracts, in addition to instruments traditionally classified as derivatives, such as swaps, futures, and options. The Derivatives Rule also regulates other types of transactions, such as reverse repurchase agreements and unfunded commitment agreements. Under the Derivatives Rule, a fund is prohibited from entering into derivatives transactions except in reliance on the provisions of the Derivatives Rule. The Derivatives Rule establishes limits on the derivatives transactions that a company may enter into based on the value-at-risk (“VaR”) of the company inclusive of derivatives. The Company intends to qualify as a “limited derivatives user” under the Derivatives Rule, which means that the Company’s exposure to derivatives will be limited to 10% or less of its net assets.

Code of Ethics. We have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act, and the Adviser has adopted a code of ethics pursuant to Rule 204A-1 under the Advisers Act. Each code establishes procedures for personal investments and restricts certain transactions by our personnel. The codes of ethics do not permit investments by the Adviser’s employees in securities that may be purchased or held by us. The codes of ethics are available on the SEC’s website at http://www.sec.gov.

Compliance Policies and Procedures. We and the Adviser have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, our chief executive officer and chief financial officer must certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•	pursuant to Rule 13a-15 of the Exchange Act, our management must prepare an annual report regarding its assessment of our internal control over financial reporting starting with our annual report on Form 10- K for the fiscal year ending December 31, [ ] and, starting from the date on which we cease to be an emerging growth company under the JOBS Act, must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm should we become an accelerated filer; and

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•	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal control over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Proxy Voting Policies and Procedures

The Board has adopted Proxy Voting Policies and Procedures (“Policies”) on behalf of the Company, which delegate the responsibility for voting proxies to the Adviser, subject to the Board’s continuing oversight. The Policies require that the Adviser elect to vote or not to vote proxies received in a manner consistent with the best interests of the Company and its stockholders. The Policies also require the Adviser to present to the Board, at least annually, the Adviser’s Proxy Policies and a record of each proxy voted or not voted by the Adviser on behalf of the Company, including a report on the resolution of all proxies identified by the Adviser involving a conflict of interest.

Where a proxy proposal raises a material conflict between the interests of the Adviser or any affiliated person(s) of the Adviser, the Adviser will resolve the conflict by voting in accordance with the policy guidelines or at the Company’s directive using the recommendation of an independent third party. If the third party’s recommendations are not received in a timely fashion, the Adviser will abstain from voting. A copy of the Adviser’s proxy voting policies may be obtained by making a written request to: [             ].

Privacy Policy

We are committed to maintaining the privacy of our Stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties. A copy of our privacy policy will be posted to our website.

Pursuant to our privacy policy, we do not disclose any non-public personal information about our Stockholders or former Stockholders to anyone, except as permitted by law or as is necessary in order to service Stockholder accounts (for example, to a transfer agent or third-party administrator).

We may collect non-public information about Stockholders from the Subscription Agreements or other forms, such as name, address, account number and the types and amounts of investments, and information about transactions with us or our affiliates, such as participation in other investment programs, ownership of certain types of accounts or other account data and activity. We may disclose the information that we collect from our Stockholders or former Stockholders, as described above, only to our affiliates and service providers and only as allowed by applicable law or regulation. Any party that receives this information uses it only for the services required by us and as allowed by applicable law or regulation, and is not permitted to share or use this information for any other purpose. To protect the non-public personal information of individuals, we restrict access to non-public personal information about our Stockholders to employees of the Adviser and its affiliates with a legitimate business need for the information. In order to guard our Stockholders’ non- public personal information, we maintain physical, electronic and procedural safeguards that are designed to comply with applicable law. Non-public personal information that we collect about our Stockholders is generally stored on secured servers located in the United States. An individual Stockholder’s right to privacy extends to all forms of contact with us, including telephone, written correspondence and electronic media, such as the Internet.

Reporting Obligations

We will furnish Stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the Exchange Act. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the Exchange Act.

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We intend to make available on our website (www.[      ].com) our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. Information contained on our website is not incorporated by reference into this Registration Statement, and you should not consider that information to be part of this Registration Statement.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our Common Stock. This discussion is based on the provisions of the Code and the regulations of the U.S. Department of Treasury promulgated thereunder, or “Treasury regulations.”

These provisions are subject to differing interpretations and change by legislative or administrative action, and any change may be retroactive. This discussion does not constitute a detailed explanation of all U.S. federal income tax aspects affecting us and our Stockholders and does not purport to deal with the U.S. federal income tax consequences that may be important to particular Stockholders in light of their individual investment circumstances or to some types of Stockholders subject to special tax rules, such as financial institutions, broker dealers, insurance companies, tax-exempt organizations, partnerships or other pass-through entities, persons holding our Common Stock in connection with a hedging, straddle, conversion or other integrated transaction, Non-U.S. Stockholders (as defined below) engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as resident aliens or individual Non-U.S. Stockholders present in the United States for 183 days or more during a taxable year. This discussion also does not address any aspects of U.S. estate or gift tax or foreign, state or local tax. This discussion assumes that our Stockholders hold their Common Stock as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No ruling has been or will be sought from the Internal Revenue Service, or “IRS,” regarding any matter discussed herein.

For purposes of this discussion, a “U.S. Stockholder” is a beneficial owner of Common Stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust.

For purposes of this discussion, a “Non-U.S. Stockholder” means a beneficial owner of Common Stock for U.S. federal income tax purposes that is neither a U.S. Stockholder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity classified as a partnership, for U.S. federal income tax purposes) holds our Common Stock, the treatment of the partnership and each partner for U.S. federal income tax purposes generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partnership considering an investment in our Common Stock should consult its own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of Common Stock by the partnership.

Taxation as a Regulated Investment Company

We intend to elect to be treated as a RIC under Subchapter M of the Code and intend to qualify for treatment as a RIC annually thereafter. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our Stockholders as dividends.

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To qualify as a RIC, we must, among other things:

•	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other taxable disposition of stock, securities or foreign currencies, other income derived with respect to our business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership,” or “QPTP,” hereinafter the “90% Gross Income Test;” and

•	diversify our holdings so that, at the end of each quarter of each taxable year:

•	at least 50% of the value of our total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our total assets and not more than 10% of the outstanding voting securities of such issuer, and

•	not more than 25% of the value of our total assets is invested in the securities of any issuer (other than U.S. Government securities and the securities of other RICs), the securities of any two or more issuers (other than the securities of other RICs) that we control and that are determined to be engaged in the same business or similar or related trades or businesses, or the securities of one or more QPTPs, or the “Diversification Tests.”

As a RIC, we (but not our Stockholders) are generally not subject to U.S. federal income tax on investment company taxable income and net capital gains that we distribute to our Stockholders in any taxable year with respect to which we distribute an amount equal to at least 90% of the sum of our (i) investment company taxable income (which includes, among other items, dividends, interest and the excess of any net realized short-term capital gains over net realized long-term capital losses and other taxable income (other than any net capital gain), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions), or the “Annual Distribution Requirement.” We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Annual Distribution Requirement for any taxable year, we will fail to qualify as a RIC for such taxable year. To the extent we meet the Annual Distribution Requirement for a taxable year, but retain our net capital gains for investment or any investment company taxable income, we are subject to U.S. federal income tax on such retained capital gains and investment company taxable income. We intend to use commercially reasonable best efforts to distribute at least 90% of our net capital gain but may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated corporate-level U.S. federal income tax, including the 4% U.S. federal excise tax described below.

We are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to the sum of:

•	at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;

•	at least 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and

•	any income and gains recognized, but not distributed, from previous years on which we paid no U.S. federal income tax.

While we intend to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our Stockholders while any senior securities are outstanding unless we meet the applicable asset coverage ratios. Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the 4% U.S. federal excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

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A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate taxable income for several years that we are required to distribute and that is taxable to our Stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, Stockholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Failure to Qualify as a RIC

While we intend to elect, and expect to qualify, to be treated as a RIC and intend to qualify to be treated as a RIC annually thereafter, no assurance can be provided that we will qualify as a RIC for any taxable year. For example, we anticipate that we may have difficulty satisfying the Diversification Tests as we deploy initial capital and build our portfolio. While we generally will not lose our status as a RIC as long as we do not acquire any non-qualifying securities or other property, under certain circumstances we may be deemed to have made an acquisition of non- qualifying securities or other property. If we have previously qualified as a RIC, but were subsequently unable to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income (including our net capital gains) at regular corporate rates. We would not be able to deduct distributions to Stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our Stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate Stockholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate Stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Stockholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to regular corporate-level U.S. federal income tax on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Company Investments

Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction, (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income, (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited), (iv) cause us to recognize income or gain without a corresponding receipt of cash, (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (vi) adversely alter the characterization of certain complex financial transactions and (vii) produce income that will not qualify as good income for purposes of the 90% Gross Income Test. We monitor our transactions and may make certain tax elections and may be required to borrow money or dispose of securities to mitigate the effect of these rules and to prevent disqualification of us as a RIC but there can be no assurance that we will be successful in this regard.

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Passive Foreign Investment Companies. We may invest in the stock of a foreign corporation which is classified as a “passive foreign investment company” (within the meaning of Section 1297 of the Code), or “PFIC.” As a result, we may be subject to U.S. federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. This additional tax and interest may apply even if we make a distribution in an amount equal to any “excess distribution” or gain from the disposition of such shares as a taxable dividend by it to its Stockholders. In lieu of the increased income tax and deferred tax interest charges on excess distributions on and dispositions of a PFIC’s shares, we can elect to treat the underlying PFIC as a “qualified electing fund,” provided that the PFIC agrees to provide us with adequate information regarding its annual results and other aspects of its operations. With a “qualified electing fund” election in place, we must include in our income each year our share (whether distributed or not) of the ordinary earnings and net capital gain of a PFIC. In the alternative, we can elect, under certain conditions, to mark-to-market at the end of each taxable year our PFIC shares. We would recognize as ordinary income any increase in the value of the PFIC shares and as an ordinary loss (up to any prior income resulting from the mark-to-market election) any decrease in the value of the PFIC shares. With a “mark-to-market” or “qualified electing fund” election in place on a PFIC, we might be required to recognize in a year income in excess of its actual distributions on and proceeds from dispositions of the PFIC’s shares. Any such income would be subject to the RIC distribution requirements and would be taken into account for purposes of the 4% U.S. federal excise tax (described above).

Income inclusions from a qualified electing fund will be “good income” for purposes of the 90% Gross Income Test provided that the qualified electing fund distributes such income to us in the same taxable year to which the income is included in our income.

Controlled Foreign Corporations. If we hold more than 10% of the shares in a foreign corporation that is treated as a controlled foreign corporation, or “CFC,” we may be treated as receiving a deemed distribution (taxable as ordinary income) each year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such year. This deemed distribution is required to be included in the income of a U.S. Stockholder of a CFC regardless of whether the Stockholder has made a “qualified electing fund” election with respect to such CFC (as discussed above). In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Stockholders. A “U.S. Stockholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or 10% or more of the total value of all classes of shares of a corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must distribute such income to satisfy the Annual Distribution Requirement and will the income be taken into account for purposes of the 4% excise tax.

Foreign Currency Transactions. Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time we accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pay such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt instruments and certain other instruments denominated in a foreign currency, gains or losses attributable to fluctuations if the value of the foreign currency between the date of acquisition of the instrument and the date of disposition also are treated as ordinary gain or loss. These gains and losses may increase or decrease the amount of our investment company taxable income to be distributed to our Stockholders as ordinary income.

Taxation of U.S. Stockholders

Distributions. Distributions by us generally are taxable to U.S. Stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional Common Stock. To the extent such distributions paid by us to non-corporate U.S. Stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations (“Qualifying Dividends”) and such distributions may be eligible for a maximum U.S. federal tax rate of 20%. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends.

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Distributions of our net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Stockholder as long-term capital gains, which are currently taxable at a maximum rate of 20% in the case of individuals or estates, regardless of the U.S. Stockholder’s holding period for his, her or its Common Stock and regardless of whether paid in cash or reinvested in additional Common Stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Stockholder’s adjusted tax basis in such U.S. Stockholder’s Common Stock and, after the adjusted tax basis is reduced to zero, will constitute capital gains to such U.S. Stockholder.

Stockholders receiving dividends or distributions in the form of additional Common Stock should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the value of the Common Stock received, and should have a tax basis of such amount.

Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains and elect to be deemed to have made a distribution of the retained portion to our Stockholders (a “deemed distribution”) under the “designated undistributed capital gains” rule of the Code. In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. Stockholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. Stockholder, and the U.S. Stockholder will be entitled to claim a credit equal to their allocable share of the U.S. federal income tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. Stockholder’s adjusted tax basis for their Common Stock. Since we expect to pay U.S. federal income tax on any retained capital gains at our regular corporate-level U.S. federal income tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of U.S. federal income tax that individual Stockholders will be treated as having paid and for which they will receive a credit will exceed the U.S. federal income tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. Stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a Stockholder’s liability for U.S. federal income tax. A Stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our Stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

We or the applicable withholding agent will provide you with a notice reporting the amount of any ordinary income dividends (including the amount of such dividend, if any, eligible to be treated as qualified dividend income) and capital gain dividends by January 31. For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. Stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, if we pay you a dividend in January which was declared in the previous October, November or December to Stockholders of record on a specified date in one of these months, then the dividend will be treated for tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared. If a Stockholder purchases Common Stock shortly before the record date of a distribution, the price of the Common Stock will include the value of the distribution and the Stockholder will be subject to U.S. federal income tax on the distribution even though it represents a return of its investment.

Distribution Reinvestment Plan. Under the distribution reinvestment plan, if a U.S. Stockholder owns Common Stock registered in its own name, the Company will reinvest dividends on behalf of the U.S. Stockholder, unless the U.S. Stockholder specifically opts out of the distribution reinvestment plan by delivering a written notice to the Adviser or our dividend paying agent, as applicable, prior to the record date of the next dividend or distribution. See “Item 1(c). Description of Business –Distribution Reinvestment Plan.” Any distributions reinvested under the distribution reinvestment plan will nevertheless remain taxable to the U.S. Stockholder. The U.S. Stockholder will have an adjusted tax basis in the additional Common Stock purchased through the plan equal to the amount of the reinvested distribution. The additional Common Stock will have a new holding period commencing on the day following the day on which the Common Stock is credited to the U.S. Stockholder’s account.

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Dispositions. A U.S. Stockholder generally will recognize gain or loss on the sale, exchange or other taxable disposition of Common Stock in an amount equal to the difference between the U.S. Stockholder’s adjusted basis in the Common Stock disposed of and the amount realized on their disposition. Generally, gain recognized by a U.S. Stockholder on the disposition of Common Stock will result in capital gain or loss to a U.S. Stockholder, and will be a long-term capital gain or loss if the Common Stock has been held for more than one year at the time of sale. Any loss recognized by a U.S. Stockholder upon the disposition of Common Stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the U.S. Stockholder. A loss recognized by a U.S. Stockholder on a disposition of Common Stock will be disallowed as a deduction if the U.S. Stockholder acquires additional Common Stock (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the Common Stock is disposed. In this case, the basis of the Common Stock acquired will be adjusted to reflect the disallowed loss.

Tax Shelter Reporting Regulations. Under applicable Treasury regulations, if a U.S. Stockholder recognizes a loss with respect to Common Stock of $2 million or more for a U.S. Stockholder that is an individual, subchapter S corporation, trust or a partnership with at least one non-corporate partner or $10 million or more for a corporate

U.S. Stockholder that is either a corporation or a partnership with only corporate partners in any single taxable year (or a greater loss over a combination of years), the U.S. Stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Backup Withholding. We are required in certain circumstances to backup withhold on taxable dividends or distributions paid to non-corporate U.S. Stockholders who do not furnish us or the dividend-paying agent with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Limitation on Deduction for Certain Expenses A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. If we are not treated as a publicly offered RIC, for any calendar year, then a U.S. Stockholder that is an individual, estate or trust may be subject to limitations on “miscellaneous itemized deductions” (which are currently not deductible and, beginning in 2026, will be deductible only to the extent they exceed 2% of such a U.S. holder’s adjusted gross income and are not deductible for alternative minimum tax purposes) in respect of its share of expenses that we incur, to the extent that the expenses would have been subject to limitations if the holder had incurred them directly. In this case, we would be required to report the relevant income and expenses on Form 1099-DIV, and affected holders will be required to take into account their allocable share of such income and expenses. We anticipate that we will not qualify as a publicly offered RIC immediately after this offering; we may qualify as a publicly offered RIC for future taxable years.

Taxation of Non-U.S. Stockholders

Distributions; Dispositions. In general, Non-U.S. Stockholders that are not otherwise engaged in a U.S. trade or business will not be subject to U.S. federal income on distributions paid by us. However, distributions of our “investment company taxable income” generally are subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current or accumulated earnings and profits unless an applicable exception applies. No withholding will be required with respect to such distributions if (i) the distributions are properly reported to our Stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. The Company anticipates that a substantial portion of its distributions will qualify for this exemption from withholding. No assurance can be provided, however, that any of our distributions will qualify for this exemption. If such distributions are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (and, if a treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Stockholder), we will not be required to withhold U.S. federal tax if the Non-U.S. Stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. Stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.

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Actual or deemed distributions of our net capital gains to a Non-U.S. Stockholder if properly reported by us as capital gain dividends, and gains realized by a Non-U.S. Stockholder upon the sale, exchange or other taxable disposition of our Common Stock, will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Stockholder in the United States) or, in the case of an individual, the Non-U.S. Stockholder was present in the United States for 183 days or more during the taxable year and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Stockholder’s allocable share of the corporate-level U.S. federal income tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale, exchange or other taxable disposition of our Common Stock, are effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the Non-U.S. Stockholder), such amounts will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, a U.S. Stockholder. For a corporate Non-U.S. Stockholder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale, exchange or other taxable disposition of our Common Stock that are effectively connected to a U.S. trade or business (and, if a treaty applies, are attributable to a U.S. permanent establishment), may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

Non-U.S. Stockholders generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized on the sale or other taxable disposition of Common Stock.

Under the distribution reinvestment plan, our Stockholders who have “opted in” our distribution reinvestment plan will have their cash distributions automatically reinvested in additional Common Stock, rather than receiving the cash distributions. If the distribution is a distribution of our investment company taxable income and is not properly reported by us as a short-term capital gains dividend or interest-related dividend (assuming an extension of the exemption discussed above), the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax as described above and only the net after-tax amount will be reinvested in our Common Stock. If the distribution is effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (and, if a treaty applies, is attributable to a U.S. permanent establishment), generally the full amount of the distribution will be reinvested in the plan and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The Non-U.S. Stockholder will have an adjusted tax basis in the additional Common Stock purchased through the plan equal to the amount reinvested. The additional Common Stock will have a new holding period commencing on the day following the day on which the Common Stock is credited to the Non-U.S. Stockholder’s account.

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Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Common Stock.

If we were unable to qualify for treatment as a RIC, any distributions by us would be treated as dividends to the extent of our current and accumulated earnings and profits. We would not be eligible to report any such dividends as interest-related dividends, short-term capital gain dividends, or capital gain dividends. As a result, any such dividend paid to a Non-U.S. Stockholder that is not effectively connected with a U.S. trade or business of the Non-U.S. Stockholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the Non-U.S. Stockholder in the United States) would be subject to the 30% (or reduced applicable treaty rate) withholding tax discussed above regardless of the source of the income giving rise to such distribution. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the Non-U.S. Stockholder’s adjusted tax basis, and any remaining distributions would be treated as a gain from the sale of the Non-U.S. Stockholder’s Common Stock subject to taxation as discussed above. For the consequences to the Company for failing to qualify as a RIC, see “ — Failure to Qualify as a RIC” above.

Backup Withholding

A Non-U.S. Stockholder who is a nonresident alien individual may be subject to information reporting and backup-withholding of U.S. federal income tax on dividends unless the Non-U.S. Stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) establishing that it is a Non-U.S. Stockholder or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% U.S. owner or provide the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Stockholder and the status of the intermediaries through which they hold their Common Stock, Non-U.S. Stockholders could be subject to this 30% withholding tax with respect to distributions on their Common Stock and proceeds from the sale of their Common Stock. Under certain circumstances, a Non-U.S. Stockholder might be eligible for refunds or credits of such taxes.

ITEM 1A. RISK FACTORS

Investments in the Company involve a high degree of risk. There can be no assurance that our investment objectives will be achieved, or that a Stockholder will receive a return of its capital. In addition, there will be occasions when the Adviser and its affiliates may encounter potential conflicts of interest in connection with us. The following considerations should be carefully evaluated before making an investment in the Company.

The following is a summary of the principal risks that you should carefully consider before investing in our Common Stock.

•	We have no operating history and the Adviser has no experience managing a BDC.

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•	Capital markets are experiencing a period of disruption and instability.

•	Economic recessions or downturns, including as a result of the COVID-19 pandemic, could impair our portfolio companies and harm our operating results.

•	We are subject to risks related to changes in interest rates.

•	The lack of liquidity in our investments may adversely affect our business.

•	We may borrow money, which would magnify the potential for gain or loss and may increase the risk of investing in us.

•	Our ability to enter into transactions with our affiliates is restricted.

•	The Company will be subject to corporate-level U.S. federal income tax if it is unable to qualify as a RIC.

•	There is currently no public market for the Common Stock, and a market for the Common Stock may never develop.

•	Stockholders may not redeem their shares of Common Stock.

•	We may compete for investment opportunities with other entities managed by the Adviser and its affiliates, subjecting our Adviser to certain conflicts of interest.

•	Our fee structure may create incentives for our Adviser to make speculative investments or use substantial leverage.

•	Our investments in merchant cash advance loans may be risky, and we could lose all or part of our investments.

Risks Related to the Company’s Business and Structure.

No Operating History and No Experience Managing a BDC. We are a newly-formed entity that has not yet commenced operations. Therefore, we have no financial information on which a prospective investor can evaluate an investment in our Common Stock or our prior performance. As a result, we are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a Stockholder’s investment could decline substantially or become worthless. In addition, the Adviser has not previously managed a BDC. While we believe that the past professional experiences, including investment and financial experience, will allow the Adviser to manage the Company successfully, there can be no assurance that this will be the case.

Non-Specified Investments and Discretion in Determining Use of Proceeds. Proceeds from the Offering will be used to finance or invest in portfolio companies and investment vehicles that will not be meaningfully described to the Stockholders prior to such financing or investment. We also intend to conduct repurchase offers, from time to time, beginning 12 months after the date of the Initial Closing, and we may use a portion of the proceeds for the repurchase of the Common Stock pursuant to such repurchase offers. Further, the Adviser will have broad discretion in determining the specific uses of proceeds. The Adviser is neither obligated to allocate the Company’s resources to any particular subset or niche market, nor precluded from allocation any of such resources to a particular subset or niche market. Stockholders will not have opportunity to evaluate the economic, financial or other information on which the Adviser bases its decisions on how to use proceeds from the Offering. Stockholders must rely on the judgment and ability of the Adviser with respect to the investment of the Company’s capital. The Company will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from proceeds. The Company’s ability to achieve the Company’s investment objective may be limited to the extent that proceeds are used to pay operating expenses. No assurance can be given that the Company will be successful in identifying portfolio companies suitable for financing or investment or that, if such financings or investments are made, the objectives of the Company will be achieved. These factors increase the uncertainty, and thus the risk, of investing in the Company.

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General Market and Economic Conditions. General economic conditions may affect the Company’s activities. Changing economic, political, regulatory or market conditions, interest rates, general levels of economic activity, the price of securities and debt instruments and participation by other investors in the financial markets (including the impact of the COVID-19 pandemic on the foregoing) may affect the value and number of investments made by the Company or considered for prospective investment. The value of investments may fluctuate in accordance with changes in the financial condition of portfolio companies and other factors that affect the markets in which the Company invests. Economic, political, global health, regulatory or market developments can affect a single obligor, obligors within an industry, economic sector or geographic region, or the market as a whole. Different parts of the market and different types of investments can react differently to these developments. Every investment has some level of market volatility risk. Economic slowdowns or downturns could lead to financial losses in the Company’s investments. In addition, many portfolio companies may be similarly subject to the same economic conditions, which could adversely impact the ability to repay loans made or acquired by the Company. As a result, companies that the Company expected to be stable may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or be experiencing financial distress. Market conditions, including increased competition, may also cause the Company’s portfolio to comprise assets that differ significantly from the Adviser’s expectations at the time of the initial offering of Common Stock.

Capital Markets are Experiencing a Period of Disruption and Instability. As a BDC, we must maintain our ability to raise additional capital for investment purposes. Without sufficient access to the capital markets or credit markets, we may be forced to curtail our business operations or we may not be able to pursue new business opportunities. The U.S. capital markets have experienced extreme volatility and disruption following the global outbreak of COVID-19 that began in December 2019 and the conflict between Russia and Ukraine that began in late February 2022 (see “Terrorist Attacks, Acts of War, Natural Disasters or Pandemics” for more information). Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. The COVID-19 outbreak continues to have, and any future outbreaks could have, an adverse impact on the ability of lenders to originate loans, the volume and type of loans originated, the ability of borrowers to make payments and the volume and type of amendments and waivers granted to borrowers and remedial actions taken in the event of a borrower default, each of which could negatively impact the amount and quality of loans available for investment by the Company and returns to the Company, among other things. With respect to the U.S. credit markets (in particular for middle-market loans), the COVID-19 outbreak has resulted in, and until fully resolved is likely to continue to result in, the following among other things: (i) government imposition of various forms of “stay at home” orders and the closing of “non-essential” businesses, resulting in significant disruption to the businesses of many middle-market loan borrowers including supply chains, demand and practical aspects of their operations, as well as in lay-offs of employees, and, while these effects are hoped to be temporary, some effects could be persistent or even permanent; (ii) increased draws by borrowers on revolving lines of credit and other financing instruments; (iii) increased requests by borrowers for amendments and waivers of their credit agreements to avoid default, increased defaults by such borrowers and/or increased difficulty in obtaining refinancing at the maturity dates of their loans; (iv) greater volatility in pricing and spreads and difficulty in valuing loans during periods of increased volatility; and (v) rapidly evolving proposals and/or actions by state and federal governments to address problems being experienced by the markets and by businesses and the economy in general which will not necessarily adequately address the problems facing the loan market and middle-market businesses. These and future market disruptions and/or illiquidity could have an adverse effect on our business, financial condition, results of operations and cash flows. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could limit our investment originations, limit our ability to grow and have a material negative impact on our operating results and the fair values of our portfolio investments. We may have to access, if available, alternative markets for debt and equity capital, and a severe disruption in the global financial markets, deterioration in credit and financing conditions or uncertainty regarding U.S. government spending and deficit levels or other global economic conditions could have a material adverse effect on our business, financial condition and results of operations. It is impossible to determine the scope of this outbreak, or any future outbreaks, how long any such outbreak, market disruption or uncertainties may last, the effect any governmental actions will have or the full potential impact on the Company, the Adviser and portfolio companies. Any potential impact to our results of operations will depend to a large extent on future developments and new information that could emerge regarding the duration and severity of COVID-19 and the actions taken by authorities and other entities to contain the coronavirus or treat its impact, all of which are beyond our control. These potential impacts, while uncertain, could adversely affect our and our portfolio companies’ operating results.

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On February 24, 2022, Russia launched a full-scaled military invasion of Ukraine. In response, countries worldwide, including the United States, have imposed sanctions against Russia on certain businesses and individuals, including, but not limited to, those in the banking, import and export sectors. This invasion has led, is currently leading, and for an unknown period of time will continue to lead to disruptions in local, regional, national, and global markets and economies affected thereby. These disruptions caused by the invasion have included, and may continue to include, political, social, and economic disruptions and uncertainties that may affect our business operations or the business operations of portfolio companies in which we invest.

Even if capital markets remain stable or improve, conditions could deteriorate again in the future. Past economic downturns or recessions have had a significant negative impact on the operating performance and fair value of middle market companies. For example, between 2008 and 2009, the U.S. and global capital markets were unstable as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular.

Economic Recessions or Downturns, Including as a Result of the COVID-19 Pandemic, Could Impair our Portfolio Companies and Harm our Operating Results. The companies in which we intend to invest may be susceptible to economic slowdowns or recessions and may be unable to repay our debt investments during these periods. The global outbreak of COVID-19 has disrupted economic markets and the prolonged economic impact is uncertain. In the past, instability in the global capital markets resulted in disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major domestic and international financial institutions. In particular, in past periods of instability, the financial services sector was negatively impacted by significant write-offs as the value of the assets held by financial firms declined, impairing their capital positions and abilities to lend and invest.

In an economic downturn, we may have non-performing assets or non-performing assets may increase, and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing our loans. A severe recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income, assets and net worth. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and harm our operating results.

The occurrence of recessionary conditions and/or negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our investments, and our ongoing operations, costs and profitability. Any such unfavorable economic conditions, including rising interest rates, may also increase our funding costs, limit our access to capital markets or negatively impact our ability to obtain financing, particularly from the debt markets. In addition, any future financial market uncertainty could lead to financial market disruptions and could further impact our ability to obtain financing. These events could limit our investment originations, limit our ability to grow and negatively impact our operating results and financial condition.

Risks Related to Changes in Interest Rates. Because we may borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in interest rates would not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income.

In addition, a substantial amount of our debt investments are likely to be based on floating rates, such as LIBOR, EURIBOR, Secured Overnight Financing Rate (“SOFR”), the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact our investments, the value of the Common Stock and our rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on our investment income. An increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net investment income. Also, an increase in interest rates available to investors could make investment in Common Stock less attractive if we are not able to increase our distributions, which could reduce the value of the Common Stock. Also, an increase in interest rates may result in an increase of the amount of our pre-incentive fee net investment income and, as a result, an increase in incentive fees payable to the Adviser.

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LIBOR is the basic rate of interest used in lending transactions between banks on the London interbank market and has been widely used as a reference for setting the interest rate on loans globally. LIBOR has been the reference rate used in floating-rate loans extended to portfolio companies in the Initial Portfolio and, to some degree, is expected to continue to be a reference rate in the Company’s prospective investments for a period of time as the market transitions to alternative rates. Consistent with market practice, the Adviser seeks to include language in credit agreements designed to establish a process for transitioning a term loan from LIBOR to an alternative reference rate, generally prioritizing SOFR. The Adviser expects to stop using LIBOR for term new loans in due course and consistent with market practice. As a result of the foregoing, for some time, it is expected that the interest due to us pursuant to most term loans will be calculated using LIBOR, with provisions made to facilitate replacing LIBOR with a substitute reference rate prior to or concurrent with the phaseout of LIBOR. Uncertainty relating to the calculation process of LIBOR, the valuation of LIBOR alternatives, market practices and other economic consequences from the phasing out of LIBOR may adversely affect our results of operations, financial condition and liquidity.

On March 5, 2021, the United Kingdom’s Financial Conduct Authority (the “FCA”), which regulates LIBOR, announced that it will not compel panel banks to contribute to the overnight 1, 3, 6 and 12 months USD LIBOR tenors after June 30, 2023 and all other tenors after December 31, 2021. On November 16, 2021, the FCA issued a statement confirming that starting January 1, 2022, entities supervised by the FCA will be prohibited from using LIBORs, including USD LIBOR, that will be discontinued as of December 31, 2021 as well as, except in very limited circumstances, those tenors of USD LIBOR that will be discontinued or declared non-representative after June 30, 2023. While LIBOR will cease to exist or be declared non-representative, there continues to be uncertainty regarding the nature of potential changes to specific USD LIBOR tenors, the development and acceptance of alternative reference rates and other reforms.

Central banks and regulators in a number of major jurisdictions (for example, United States, United Kingdom, European Union, Switzerland and Japan) have convened working groups to find, and implement the transition to, suitable replacements for LIBORs and other interbank offered rates (“IBORs”). To identify a successor rate for USD LIBOR, the Alternative Reference Rates Committee (“ARRC”), a U.S.-based group convened by the U.S. Federal Reserve Board and the Federal Reserve Bank of New York, was formed. The ARRC has identified the SOFR as its preferred alternative rate for LIBOR. SOFR is a measure of the cost of borrowing cash overnight, collateralized by U.S. Treasury securities, and is based on directly observable U.S. Treasury-backed repurchase transactions. On July 29, 2021, the ARRC formally recommended SOFR as its preferred alternative replacement rate for LIBOR. On July 29, 2021, the ARRC also recommended a forward-looking term rate based on SOFR published by CME Group. On December 16, 2022, the Federal Reserve Board adopted a final rule that implements the Adjustable Interest Rate (LIBOR) Act by identifying benchmark rates based on SOFR that will replace LIBOR in certain financial contracts after June 30, 2023. Although SOFR appears to be the preferred replacement rate for U.S. dollar LIBOR, at this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or other reforms to LIBOR that may be enacted in the United States, United Kingdom or elsewhere. Alternative reference rates that may replace LIBOR, including SOFR for USD transactions, may not yield the same or similar economic results as LIBOR over the lives of such transactions. There can be no guarantee that SOFR will become the dominant alternative to USD LIBOR or that SOFR will be widely used and other alternatives may or may not be developed and adopted with additional consequences.

We may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available to pay distributions to our Stockholders.

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Defaults Under a Credit Facility. In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows. As part of certain credit facilities, the right to make capital calls of Stockholders may be pledged as collateral to the lender, which will be able to call for capital contributions upon the occurrence of an event of default under such credit facility.

Provisions in a Credit Facility May Limit Discretion. If we are able to incur leverage through the use of a credit facility, such facility will likely be backed by a portion of our loans and securities on which the lenders have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.

In addition, we may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.

Competition for Investments. Other entities, including commercial banks, commercial financing companies, BDCs and insurance companies compete to make the types of investments that we plan to make in merchant cash advance loans. Certain of these competitors may be substantially larger, have considerably greater financial, technical and marketing resources than we will have and offer a wider array of financial services. For example, some competitors may have a lower cost of funds or access to funding sources that are not available to us. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. There may be intense competition for financings or investments of the type we intend to make, and such competition may result in less favorable financing or investment terms than might otherwise exist. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source-of-income, asset diversification and distribution requirements we must satisfy to maintain our RIC tax treatment. There can be no assurance that there will be a sufficient number of attractive potential investments available to us to achieve target returns. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. The competitive pressures we face may have a material adverse effect on our business, financial condition, results of operations and cash flows.

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Broad Authority for Board Action. The Board has the authority to modify or waive certain of our operating policies and strategies without prior notice (except as required by the 1940 Act) and without Stockholder approval. However, absent Stockholder approval, the Board may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our Common Stock. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in Law, Regulation or Policies. We and our portfolio companies will be subject to regulation at the local, state, and federal levels. Changes to the laws and regulations governing our operations may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. These changes could result in material differences to the strategies and plans described herein and may result in a shift in investment focus. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment in us.

Changes in Tax Legislation. Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. The Biden Administration has proposed significant changes to the existing U.S. tax rules, and there are a number of proposals in Congress that would similarly modify the existing U.S. tax rules. The likelihood of any such legislation being enacted is uncertain, but new legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our Stockholders of such qualification, or could have other adverse consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our Common Stock.

Reliance on Personnel. Our success depends upon the diligence, skill and network of business contacts of the Adviser investment professionals. They will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the Investment Advisory Agreement. There can be no assurance that the Adviser personnel will continue to be associated with the Adviser throughout the life of the Company. Adviser personnel, and any investment professionals that the Adviser may subsequently retain, will identify, evaluate, negotiate, structure, close, monitor and manage our investments. Our future success will depend to a significant extent on the continued service and coordination of Adviser personnel. If the Adviser does not maintain its existing relationships with sources of investment opportunities and does not develop new relationships with other sources of investment opportunities available to us, the Adviser may not be able to grow our investment portfolio. In addition, individuals with whom Adviser personnel have relationships are not obligated to provide us with investment opportunities. Therefore, we and the Adviser can offer no assurance that such relationships will generate investment opportunities for us.

Our ability to achieve our investment objective will also depend on the Adviser’s ability to manage the Company and to grow our investments and earnings. This will depend, in turn, on the Adviser’s ability to identify, invest in and monitor portfolio companies that meet our investment criteria. The achievement of our investment objective will depend upon the Adviser’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms. The Adviser’s team of investment professionals will have substantial responsibilities in connection with the management of other investment funds, accounts and investment vehicles. The personnel of the Adviser may be called upon to provide managerial assistance to our portfolio companies. These activities may distract them from servicing new investment opportunities for us or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Resignation of Adviser. Generally, the Adviser has the right, under the Investment Advisory Agreement, to resign at any time upon not less than 60 days’ written notice, regardless of whether we have found a replacement. In certain circumstances the Adviser may only be able to terminate the Investment Advisory Agreement upon 60 days’ written notice. If the Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, as applicable, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected, and the value of our Common Stock may decline.

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Lack of Diversification and Risks Associated with Significant Investments. Our portfolio may hold a limited number of investments. Beyond the asset diversification requirements associated with our qualification as a RIC, we do not have fixed guidelines for diversification, and our investments may be concentrated in a relatively limited number of portfolio companies and industries from time to time. As our portfolio is less diversified than the portfolios of some larger funds, we are more susceptible to failure if a single loan or investment fails. Similarly, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment.

Moreover, even if we invest in a large number of investments, our portfolio is expected to include investments that may be significant, individually or in the aggregate. If a significant investment in one or more companies fails to perform as expected, such a failure could have a material adverse effect on our financial condition and results of operations, and the magnitude of such effect could be more significant than if we had further diversified our portfolio.

Valuation of Portfolio Securities. Investments are valued at the end of each calendar quarter. Most of our investments may be in loans that do not have readily ascertainable market prices. Assets that are not publicly traded or whose market prices are not readily available are valued at fair value as determined in good faith by the Board. In connection with that determination, portfolio company valuations will be prepared using sources, preliminary valuations obtained from independent valuation firms depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy. The participation of the Adviser in the valuation process could result in a conflict of interest because the Adviser’s management fee is based in part on our gross assets.

Because fair values, and particularly fair values of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time, and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, our determinations of fair value may differ materially from the values that would have been determined if readily available market quotations for these securities existed. This could make it more difficult for our Stockholders to value accurately our portfolio investments and could lead to undervaluation or overvaluation of our interests. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

NAV as of a particular date may be materially greater than or less than the value that would be realized if assets were to be liquidated as of such date. For example, if we were required to sell a certain asset or all or a substantial portion of our assets on a particular date, the actual price that we would realize upon the disposition of such asset or assets could be materially less than the value of such asset or assets as reflected in our NAV. Volatile market conditions could also cause reduced liquidity in the market for certain assets, which could result in liquidation values that are materially less than the values of such assets as reflected in NAV.

Potential Fluctuations in Quarterly Results. We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable and default rates on the debt securities we acquire, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets, and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as indicative of performance in future periods. These factors could have a material adverse effect on our results of operations, the value of an investment in our Common Stock and our ability to pay distributions.

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Certain Provisions of the MGCL, the Charter and the Company’s Bylaws Could Deter Takeover Attempts. The Charter and the Bylaws as well as the Maryland General Corporation Law (the “MGCL”) contain provisions that may have the effect of discouraging a third party from making an acquisition proposal for the Company. Among other things, the Charter and the Bylaws:

•	provide that the Board is classified, which may delay the ability of Stockholders to change the membership of a majority of the Board;

•	do not provide for cumulative voting;

•	provide that, except for vacancies on the Board caused by the removal of a director by Stockholders before the time that the Company has four independent directors, newly created directorships and vacancies on the Board may be filled only by a majority vote of directors then in office;

•	provide that directors may be removed only for cause, and only by a supermajority vote of the Stockholders entitled to elect such directors;

•	provide that Stockholders may only take action (i) at an annual or special meeting of Stockholders or (ii) by unanimous written consent;

•	require a supermajority vote of Stockholders to effect amendments to certain provisions of the Charter;

•	vest in the Board the exclusive power to amend the Bylaws; and

•	require Stockholders to provide advance notice of new business proposals and director nominations under specific procedures.

In addition, except as otherwise provided in the Charter, the affirmative vote of at least 75% of the votes entitled to be cast thereon, with each class or series of stock voting as a separate class, in addition to the affirmative vote of at least 75% of the Board is required to effect a number of actions, including certain business combinations, that the holders of shares of common stock may view as desirable or in their best interest.

Under the MGCL, certain “business combinations,” including mergers, consolidations, share exchanges, or, in circumstances specified in the statute, asset transfers or issuances or reclassifications of equity securities, between a Maryland corporation and any person who owns 10% or more of the voting power of the corporation’s outstanding voting stock, and certain other parties (each an “interested Stockholder”), or an affiliate of the interested Stockholder, are prohibited for five years after the most recent date on which the interested Stockholder becomes an interested Stockholder to the extent such statute is not superseded by applicable requirements of the 1940 Act. Thereafter, any of the specified business combinations must be approved by two supermajority votes of the Stockholders unless, among other conditions, holders of the corporation’s common stock receive a minimum price for their shares. However, the Board intends to adopt a resolution exempting from the above restrictions any business combination between the Company and any other person, provided that such business combination is first approved by the Board (including a majority of the independent directors). This resolution, however, may be altered or repealed in whole or in part at any time.

These anti-takeover provisions may inhibit a change of control in circumstances that could give the Stockholders the opportunity to realize a premium over the market price for the Common Stock.

Terrorist Attacks, Acts of War, Natural Disasters or Pandemics. Terrorist acts, acts of war, natural disasters, epidemics, pandemics (such as the COVID-19 pandemic), conflicts, social unrest and other social, political and economic conditions may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to recent global economic instability. Future terrorist activities, military or security operations, natural disasters, pandemics (including other variants of COVID-19) could further weaken the domestic/global economies and create additional uncertainties, which may negatively impact the businesses in which we invest directly or indirectly and, in turn, could have a material adverse impact on our business, operating results and financial condition. Losses from terrorist attacks and natural disasters are generally uninsurable.

In late February 2022, Russia launched a large scale military attack on Ukraine. The invasion significantly amplified already existing geopolitical tensions among Russia, Ukraine, Europe, NATO and the West, including the United States. In response to the military action by Russia, various countries, including the United States, the United Kingdom, and European Union issued broad-ranging economic sanctions against Russia. Such sanctions included, among other things, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; a commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (“SWIFT”), the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. Additional sanctions may be imposed in the future. Such sanctions (and any future sanctions) and other actions against Russia may adversely impact, among other things, the Russian economy and various sectors of the economy, including but not limited to, financials, energy, metals and mining, engineering and defense and defense-related materials sectors; result in a decline in the value and liquidity of Russian securities; result in boycotts, tariffs, and purchasing and financing restrictions on Russia’s government, companies and certain individuals; weaken the value of the ruble; downgrade the country’s credit rating; freeze Russian securities and/or funds invested in prohibited assets and impair the ability to trade in Russian securities and/or other assets; and have other adverse consequences on the Russian government, economy, companies and region. Further, several large corporations and U.S. states have announced plans to divest interests or otherwise curtail business dealings with certain Russian businesses.

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The ramifications of the hostilities and sanctions, however, may not be limited to Russia and Russian companies but may spill over to and negatively impact other regional and global economic markets (including Europe and the United States), companies in other countries (particularly those that have done business with Russia) and on various sectors, industries and markets for securities and commodities globally, such as oil and natural gas. Accordingly, the actions discussed above and the potential for a wider conflict could increase financial market volatility, cause severe negative effects on regional and global economic markets, industries, and companies and have a negative effect on the Company’s investments and performance, which may, in turn, impact the valuation of such portfolio companies. In addition, Russia may take retaliatory actions and other countermeasures, including cyberattacks and espionage against other countries and companies around the world, which may negatively impact such countries and the companies in which the Company invests. The extent and duration of the military action or future escalation of such hostilities, the extent and impact of existing and future sanctions, market disruptions and volatility, and the result of any diplomatic negotiations cannot be predicted. These and any related events could have a significant impact on the Company’s performance and the value of an investment in the Company.

Cybersecurity Risks. The occurrence of a disaster, such as a cyber-attack against us or against a third-party that has access to our data or networks, a natural catastrophe, an industrial accident, failure of our disaster recovery systems, or consequential employee or vendor error, could have an adverse effect on our ability to communicate or conduct business, negatively impacting our operations and financial condition. This adverse effect can become particularly acute if those events affect our electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data.

We depend heavily upon computer systems to perform necessary business functions. Despite our implementation of a variety of security measures, our computer systems, networks, and data, like those of other companies, could be subject to cyber-attacks and unauthorized access, use, alteration, or destruction, such as from physical and electronic break-ins or unauthorized tampering, malware and computer virus attacks, or system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary, and other information processed, stored in, and transmitted through our computer systems and networks. Such an attack could cause, among other adverse effects, interruptions or malfunctions in our operations, misstated or unreliable financial data, misappropriation of assets, liability for stolen information, any of which could result in financial losses, litigation, regulatory penalties, client dissatisfaction or loss, reputational damage, and increased costs associated with mitigation of damages and remediation.

Third parties with which we do business (including vendors that provide us with services) may also be sources of cybersecurity or other technological risks. We outsource certain functions and these relationships allow for the storage and processing of our information, as well as client, counterparty, employee and borrower information. Cybersecurity failures or breaches by service providers (including, but not limited to, accountants and custodians), and the issuers of securities in which we invest, also have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, interference with our ability to calculate its NAV, impediments to trading, the inability of our Stockholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputation damages, reimbursement of other compensation costs, or additional compliance costs. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents that affects our data, resulting in increased costs and other consequences, as described above. The Company, the Adviser and its affiliates have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions but these measures, as well as the Company’s increased awareness of the nature and extent of a risk of a cyber-incident, may be ineffective and do not guarantee that a cyber-incident will not occur or that the Company’s financial results, operations or confidential information will not be negatively impacted by a cybersecurity or cyber intrusion incident. Substantial costs may be incurred in order to prevent any cyber incidents in the future.

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Privacy and information security laws and regulation changes (including any regulations to report material cybersecurity incidents adopted by the SEC), and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, we may be required to expend significant additional resources to modify our protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks.

Our service providers could be impacted by restrictions enacted by governments in response to COVID-19, which are obstructing the regular functioning of business workforces (including requiring employees to work from external locations and their homes). Accordingly, the risks described above are heightened under current conditions.

Litigation Risks. The Company will be subject to a variety of litigation risks, particularly if one or more of its Portfolio Companies face financial or other difficulties. It is by no means unusual for participants to use the threat of, as well as actual, litigation as a negotiating technique. Legal disputes, involving any or all of the Company, the Adviser, or their respective affiliates, may arise from their activities and investments and could have a significant adverse effect on the Company, including the expense of defending against claims by third parties and paying any amounts pursuant to settlements or judgments.

Legal and Regulatory Risks, Generally. Legal and regulatory changes could occur that may adversely affect the Company. For example, the Company may invest in a number of different industries, some of which are or may become subject to regulation by one or more government agencies in the jurisdictions in which they operate. New and existing regulations, changing regulatory schemes and the burdens of regulatory compliance all may have a material negative impact on the performance of companies that operate in these industries. The Adviser cannot predict whether new legislation or regulation governing those industries will be enacted by legislative bodies or governmental agencies, nor can it predict what effect such legislation or regulation might have. There can be no assurance that new legislation or regulation, including changes to existing laws and regulations, will not have a material negative impact on the Company’s investment performance.

Risks Related to RICs and BDCs

The Company will be Subject to Corporate-level U.S. Federal Income Tax if it is Unable to Qualify as a RIC. Although we intend to elect to be treated as a RIC as soon as practicable following our election to be a BDC, no assurance can be given that we will be able to qualify for and maintain our qualification as a RIC. To obtain and maintain our qualification as a RIC, we must meet the following source-of-income, asset diversification, and distribution requirements.

The source-of-income requirement will be satisfied if we obtain at least 90% of our gross income for each year from dividends, interest, foreign currency, payments with respect to loans of certain securities, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or similar sources.

The asset diversification requirement will be satisfied if (i) at least 50% of the value of our total assets are represented by cash and cash items, U.S. government securities, the securities of other RICs and “other securities,” provided that such “other securities” will not include any amount of any one issuer, if its holdings of such issuer are greater in value than 5% of its total assets or greater than 10% of the outstanding voting securities of such issuer, and (ii) no more than 25% of the value of our assets are invested in securities of any one issuer (other than U.S. government securities and securities of other RICs), the securities (other than securities of other RICs) of any two or more issuers that are controlled by the Company and are engaged in the same or similar or related trades or business, or the securities of one or more “qualified publicly traded partnerships.” Failure to meet those requirements may result in us having to dispose of certain investments quickly in order to prevent the loss of our qualification as a RIC. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses. We may have difficulty satisfying the diversification requirement during our ramp-up phase until we have a portfolio of investments.

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The annual distribution requirement will be satisfied if we distribute to our Stockholders on an annual basis at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we may use debt financing, we are subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify as a RIC.

If we fail to qualify as a RIC for any reason and therefore become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution and the amount of our distributions.

Limits on Capital Raising; Asset Coverage Ratio. Our business will require a substantial amount of capital. However, we may not be able to raise additional capital in the future on favorable terms or at all. We may issue debt securities, other evidences of indebtedness or preferred stock, and may borrow money from banks or other financial institutions, which are referred to collectively herein as “senior securities,” up to the maximum amount permitted by the 1940 Act. The 1940 Act permits us to issue senior securities in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 150% after each issuance of senior securities. Our ability to pay dividends or issue additional senior securities would be restricted if our asset coverage ratio were not at least 150%. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to liquidate a portion of our investments and repay a portion of our indebtedness at a time when such sales or repayment may be disadvantageous. As a result of issuing senior securities, we will also be exposed to typical risks associated with leverage, including an increased risk of loss. If we issue preferred stock, such preferred stock will rank “senior” to our Common Stock in our capital structure, preferred Stockholders will have separate voting rights for certain purposes and may have rights, preferences or privileges more favorable than those of our Common Stock and the issuance of Common Stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for our Stockholders or otherwise be in the best interest of our Stockholders.

To the extent we are constrained in our ability to issue debt or other senior securities, we will depend on issuances of Common Stock to finance our operations. As a BDC, we will not generally be able to issue our Common Stock at a price below NAV without first obtaining required approvals of our Stockholders and our independent directors. If we raise additional funds by issuing more of our Common Stock or senior securities convertible into, or exchangeable for, our Common Stock, the percentage ownership of our Stockholders at that time would decrease and our Stockholders may experience dilution. In addition to issuing securities to raise capital as described above, we could, in the future, securitize our loans to generate cash for funding new investments. An inability to successfully securitize our loan portfolio could limit our ability to grow our business, fully execute our business strategy and improve our profitability.

The 1940 Act Permits us to Incur Additional Leverage. The 1940 Act generally prohibits us from incurring indebtedness unless immediately after such borrowing we have an asset coverage for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our assets). However, legislation enacted in March 2018 modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur by decreasing the asset coverage ratio requirement of 200% to 150%, if certain requirements are met. Under the 1940 Act, we are allowed to increase our leverage capacity if Stockholders representing at least a majority of the votes cast, when a quorum is present, approve a proposal to do so. Our initial stockholder has approved the adoption of this 150% threshold pursuant to Section 61(a)(2) of the 1940 Act, and such election became effective on the first day immediately after the date of such approval.

Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the NAV attributable to our Common Stock to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay Common Stock dividends, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique.

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The Company May Have Difficulty Paying its Required Distributions if the Company Recognizes Income Before or Without Receiving Cash Representing Such Income. For U.S. federal income tax purposes, the Company will include in its taxable income certain amounts that the Company has not yet received in cash, such as original issue discount, which may arise if the Company receives warrants in connection with the origination of a loan or possibly in other circumstances, or contractual PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Such original issue discount or increases in loan balances as a result of contractual PIK arrangements will be included in the Company’s taxable income before the Company receives any corresponding cash payments. The Company also may be required to include in its taxable income certain other amounts that it will not receive in cash. Since, in certain cases, the Company may recognize taxable income before or without receiving corresponding cash payments, the Company may have difficulty meeting the annual distribution requirement necessary to maintain its qualification as a RIC. Accordingly, to satisfy its RIC distribution requirements, the Company may have to sell some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities. If the Company is not able to obtain cash from other sources, it may fail to qualify as a RIC and thus become subject to corporate-level U.S. federal income tax. For additional discussion regarding the tax implications of the Company’s election to be taxed as a RIC, please see Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations.”

Distribution and Asset Coverage Ratio Requirements May Impact Company’s Ability to Grow. In order to satisfy the requirements applicable to RICs and to avoid payment of excise taxes, we intend to distribute to our Stockholders substantially all of our ordinary income and capital gain net income except for certain net capital gains, which we intend to retain and to elect to treat as deemed distributions to our Stockholders. As a BDC, we are generally required to meet a coverage ratio of total assets to total senior securities, which would include all of our borrowings and any preferred stock that we may issue in the future, of at least 200% (or 150% if certain requirements under the 1940 Act are met, which we met in connection with our Initial Closing). This requirement will limit the amount that we may borrow. Because we will continue to need capital to grow our loan and investment portfolio, this limitation may prevent us from incurring debt and require us to raise additional equity at a time when it may be disadvantageous to do so. While we expect to be able to borrow and to issue additional debt and equity securities, there is no assurance that debt and equity financing will be available to us on favorable terms or at all. In addition, as a BDC, we are not permitted to issue equity securities priced below NAV without Stockholder and independent director approval. However, if we do obtain the necessary approvals to issue securities at prices below their NAVs, a Stockholder’s investment in our Common Stock will experience dilution as a result of such issuance. If additional funds are not available to us, we could be forced to curtail or cease our lending and investment activities, and our NAV could decrease.

Unrealized Depreciation on Our Loan Portfolio Indicating Future Realized Losses and Reduction in Income Available for Distribution. As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Board. Decreases in the market values or fair values of our investments will be recorded as unrealized depreciation. Any unrealized depreciation in our loan portfolio could be an indication of a portfolio company’s inability to meet its repayment obligations to us with respect to the loans whose market values or fair values decreased. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods.

Qualifying Asset Requirement. As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of such acquisition, at least 70% of our total assets are qualifying assets. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets. Similarly, this requirement could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments. Conversely, if we failed to invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC, which would subject us to substantially more regulatory restrictions and significantly decrease our operating flexibility.

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Limits on Transactions with Affiliates. We are prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of the independent directors of the Board and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we will generally be prohibited from buying or selling any securities from or to such affiliate, absent the prior approval of the Board. The 1940 Act also prohibits certain “joint transactions” with certain of our affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of the Board and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates or entering into prohibited joint transactions with such persons absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. We have received an exemptive order from the SEC that would allow us, subject to the satisfaction of certain conditions, to enter into transactions with certain of our affiliates. These restrictions may limit the scope of investment opportunities that would otherwise be available to us and there can be no assurance that we will be able to participate in all investment opportunities that are suitable to us.

Our Status as an “Emerging Growth Company” Under the JOBS Act May Make it More Difficult to Raise Capital as and When We Need it. Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risks Related to the Private Placement of Common Stock

Exchange Act Filing Requirements. Because the Common Stock will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of the Common Stock will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. Our Stockholders who subscribe for over 5% of our Common Stock or, in some circumstances, our Stockholders who choose to reinvest their dividends and who therefore see their percentage stake in the Company increased to more than 5% of our Common Stock, will trigger this filing requirement. Each Stockholder is responsible for determining their filing obligations and preparing the filings. In addition, our Stockholders who hold more than 10% of a class of our Common Stock may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Company profits from the purchase and sale of registered stock within a six-month period.

Common Counsel; Interest of Counsel. Eversheds Sutherland (US) LLP, counsel for the Company in connection with the offering of Common Stock, advises the Adviser and its affiliates on various matters. Prospective investors should be aware that, to the extent the Company and the Offering would benefit from a review by independent counsel, such benefit has not be provided by the Company.

Investment by ERISA Plans. We intend to conduct our operations so that they will not trigger “prohibited transactions” for benefit plan investors. We will use reasonable efforts to conduct our affairs so that our assets will not be deemed to be “plan assets” under the plan asset regulations promulgated by the Department of Labor. The fiduciary of each prospective benefit plan investor must independently determine that our Common Stock is an appropriate investment for such plan, taking into account the fiduciary’s obligations under the Employee Retirement Income Security Act of 1974 and the facts and circumstances of each investing benefit plan.

Limited Liquidity. There is currently no public market for the Common Stock, and a market for the Common Stock may never develop. The Common Stock is not registered under the 1933 Act, or any state securities law and is restricted as to transfer by law and the terms of the Subscription Agreement. Stockholders generally may not sell, assign or transfer Common Stock unless (i) the Adviser provides prior written consent, which the Adviser may grant or withhold in its sole discretion, (ii) the Transfer is in compliance with the restrictions set forth in the Subscription Agreement, and (iii) the Transfer is made in accordance with applicable laws. Except in limited circumstances for legal or regulatory purposes or in connection with repurchase offers, as described below, Stockholders are not entitled to redeem their Common Stock. While we may undertake a Liquidity Event, there can be no assurance that any potential Liquidity Event will occur. Furthermore, a Public Listing does not ensure that an actual market will develop for a listed security. In addition, following a Public Listing, Stockholders may be restricted from selling or disposing of their shares of Common Stock by applicable securities laws or contractually by a lock-up agreement with the underwriters of any public offering of the Common Stock conducted in connection with a Public Listing or otherwise. Accordingly, the Stockholders must be prepared to bear the economic risk of an investment in the Common Stock for an indefinite period of time, as there is no guarantee that any Liquidity Event other than the ultimate dissolution of the Company will occur, and it cannot be determined when such dissolution can be achieved.

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Absence of SEC and Applicable State Securities Commission Reviews. Because we are conducting a private offering that will not be registered under the 1933 Act or under applicable state securities or “blue sky” laws, any offering material will not be reviewed by the SEC or by the equivalent agency of any state or governmental entity. Review by any such agency might result in additional disclosures or substantially different disclosures from those actually included in any offering material.

Certain Regulatory Considerations, Securities Act of 1933. Pursuant to Rule 506 of Regulation D promulgated under the 1933 Act, the Company’s reliance on the “private placement” exemption from registration provided under Regulation D may become unavailable if “covered persons” become subject to a “disqualifying event.” “Covered persons” include beneficial owners of 20% or more of the Company’s outstanding equity securities, calculated on the basis of total voting power rather than on the basis of ownership of any single class of securities (a “20% Beneficial Owner”). In the event that a Stockholder that is a 20% Beneficial Owner becomes subject to a disqualifying event, the Company may treat such Stockholder as a Defaulting Stockholder or take such other equitable measures as it may determine.

Stockholders May Experience Dilution. Stockholders will not have preemptive rights to subscribe to or purchase any Common Stock issued in the future. To the extent we issue additional equity interests, including in a public offering or at Subsequent Closings during the Fundraising Period, a Stockholder’s percentage ownership interest in the Company will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, a Stockholder may also experience dilution in the NAV and fair value of our Common Stock.

Preferred Stock Could be Issued. Although we have no current intention to do so, under the terms of the Charter, the Board is authorized, to the fullest extent permitted by the 1940 Act, to authorize us to issue preferred stock in one or more classes or series without Stockholder approval. The Board, subject to the terms of any class or series of stock outstanding at the time, is required to set the preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series, including preferred stock with terms that might adversely affect the interest of our existing Stockholders. If we issue preferred stock, there can be no assurance that such issuance would result in a higher yield or return to the Stockholders. The issuance of preferred stock would likely cause the NAV of the Common Stock to become more volatile.

Significant Financial and Other Resources to Comply with the Requirements of Being a Public Reporting Entity. We will be subject to the reporting requirements of the Exchange Act and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires the Company to file annual, quarterly and current reports with respect to its business and financial condition. The Sarbanes-Oxley Act requires that the Company maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of disclosure controls and procedures and internal controls, significant resources and management oversight will be required. The Company intends to implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on business, financial condition, results of operations and cash flows. The Company expects to incur significant additional annual expenses related to these steps and, among other things, directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to the Administrator to compensate them for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

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The systems and resources necessary to comply with public company reporting requirements will increase further once the Company ceases to be an “emerging growth company” under the JOBS Act As long as the Company remains an emerging growth company, it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. This may increase the risk that material weaknesses or other deficiencies in the Company’s internal control over financial reporting go undetected. The Company will remain an emerging growth company for up to five years following an IPO, although if the market value of its Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, it would cease to be an emerging growth company as of the following December 31.

The Company Does not Currently Have Comprehensive Documentation of its Internal Controls. We currently are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the Exchange Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing and documenting our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the date we are no longer an emerging growth company under the JOBS Act and qualify as a “large accelerated filer” or “accelerated filer” as defined in Rule 12b-2 under the 1934 Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a public reporting entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and, following a Public Listing, lead to a decline in the market price of our Common Stock.

Risks and Conflicts Related to the Adviser

No Experience Managing a BDC. The personnel of the Adviser have no prior experience managing a BDC. The 1940 Act and the Code impose numerous constraints on the operations of BDCs that do not apply to the other types of investment vehicles. For example, under the 1940 Act, BDCs are generally required to invest at least 70% of their total assets primarily in securities of U.S. private or thinly traded companies that satisfy certain provisions of the 1940 Act. The failure to comply with these provisions in a timely manner could prevent us from qualifying as a BDC, which could be material. The Adviser’s limited experience in managing a portfolio of assets under such constraints may hinder the Company’s ability to take advantage of attractive investment opportunities.

Conflicts Related to Obligations the Adviser Has to Other Clients. Certain Adviser personnel serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by the Adviser or affiliates of the Adviser. Similarly, the Adviser may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, the Adviser and certain personnel may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Company or our Stockholders. The Adviser intends to allocate any investment opportunities in a fair and equitable manner over time; however, there is no assurance that we will be able to participate in all investment opportunities or that investment opportunities will be allocated in a fair and equitable manner over time.

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Members of the Adviser’s senior investment team and the Investment Committee, in their roles at the Adviser, may face conflicts in the allocation of investment opportunities among us and other entities sponsored or managed by the Adviser and its affiliates with similar or overlapping investment objectives in a manner that is fair and equitable over time and consistent with the Adviser’s allocation policy. Generally, when a particular investment would be appropriate for us as well as other entities sponsored or managed by the Adviser and its affiliates, such investment will be apportioned by the Adviser’s senior investment team in accordance with (1) the Adviser’s internal conflict of interest and allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates. Such apportionment may not be strictly pro rata, depending on the good-faith determination of all relevant factors, including without limitation differing investment objectives, diversification considerations and the terms of our or the respective governing documents of such investment funds, accounts or investment vehicles. These procedures could, in certain circumstances, limit whether a co-investment opportunity is available to us, the timing of acquisitions and dispositions of investments, the price paid or received by us for investments or the size of the investment purchased or sold by us. The Adviser believes this allocation system is fair and equitable, and consistent with its fiduciary duty to us. In particular, we have disclosed to investors how allocation determinations are made among any investment vehicles sponsored or managed by the Adviser or its affiliates.

As a BDC, the Company may be prohibited under the 1940 Act from conducting certain transactions with its affiliates without the prior approval of its directors who are not interested persons and, in some cases, the prior approval of the SEC. We generally will only be permitted to co-invest with such investment funds, accounts and vehicles where the only term that is negotiated is price.

Fee-Related and Other Economic Potential Conflicts. As a BDC, we are generally limited in our ability to invest in any portfolio company in which the Adviser or any of its affiliates currently has an investment or to make any co-investments with other funds managed by our investment adviser or other affiliates without an exemptive order from the SEC, subject to certain exceptions.

Nonetheless, potential conflicts may arise when the Adviser or its affiliates manage accounts that make performance payments or base management fees to the Adviser or its affiliates at different net rates or subject to different types of calculation methodologies from arrangements with the Company. The Adviser and its affiliates may have an economic incentive to allocate more favorable investment opportunities to, or otherwise for, an account from which the Adviser or an affiliate receives a higher performance payment or in which the Adviser or an affiliate has an ownership or other economic interests. In connection with certain investments made by the Company and investments made by certain clients, the Adviser or its affiliates may receive transaction fees and/or other consideration from portfolio investments in which one or more clients may invest or propose to invest, including portions of investments held by the Company or its subsidiaries, which may create additional conflicts of interest in connection with the structuring and allocation of investments.

Management Fees and Incentive Fees. Even if the value of a Stockholder’s investment declines, the management fee and, in certain cases, the incentive fee payable by us to the Adviser will still be payable to the Adviser. The Management Fee payable to the Adviser is calculated as a percentage of the Company’s adjusted gross assets, excluding cash and cash equivalents but including assets purchased with borrowed amounts. This management fee calculation may create an incentive for the Adviser to purchase assets with borrowed funds when it is unwise to do so or to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. The incentive fee payable to the Adviser is calculated based on a percentage of our return on invested capital. The incentive fee arrangement may encourage the Adviser to use leverage to increase the return on our investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our Common Stock.

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Limitation on Liability of the Adviser. The Adviser does not assume any responsibility to us other than to render the services described in, and on the terms of, the Investment Advisory Agreement, and will not be responsible for any action of our Board in declining to follow the advice or recommendations of the Adviser. The Investment Advisory Agreement provides that the Adviser, its officers, members and personnel, and any person controlling or controlled by the Adviser will not be liable to us or our Stockholders for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his or her obligations and duties under the Investment Advisory Agreement. In addition, as part of the Investment Advisory Agreement, we have agreed to indemnify the Adviser and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his or her obligations and duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Risks Associated with MCAs

Repayment of MCAs. Merchants receive MCAs from MCA Providers and agree to pay back the MCA Provider from a percentage of debit and credit card sales. MCAs are not secured by collateral, and the Merchant does not unconditionally agree to repay the MCA. If the Merchant does not generate sufficient receipts due to adverse business conditions, loss of leased premises, natural disasters or similar occurrences beyond the control of the Merchant, the MCA Provider, and thus, the Company will suffer the loss.

Partnership with MCA Providers. MCAs purchased by the Company from an MCA Provider will be serviced by the MCA Provider, meaning that the MCA Provider will provide the initial loan to the Merchant and track and accept the repayments and contact the Merchant in the event of any missed payments. However, the MCA provider is not obligated to make the Company whole in the event of a Merchant’s default. The MCA Provider receives a portion of each MCA’s cash flow as a technology and servicing fee, and as such, the Company’s return on an MCA sourced though an MCA Provider is lower than if that same MCA was provided directly to the Merchant by the Company, provided that the Company was able to service the MCA at a cost lower than the MCA Provider’s fee. When partnering with MCA’s the Company is exposed to the risk that the MCA Provider experiences adverse conditions and becomes unable to service the MCAs owned by the Company, which would result in a loss to the Company.

The MCA industry is largely unregulated and changes in regulations could adversely affect the Company’s business. Currently, the MCA industry is largely unregulated. The regulatory status of MCAs is unclear or unsettled in many state jurisdictions, as well as at the federal level. It is difficult to predict how, when or whether regulatory agencies may apply existing regulations with respect to such MCAs. Regulatory actions could adversely impact the MCA marketplace in certain states or the industry in general in various ways, including, for purposes of illustration only, through a determination that such capital advance transactions constitute unlawful activity or that MCAs are a regulated transaction that requires registration or licensing for some or all of the parties involved. As new laws and regulations take effect, the Company is likely to experience other effects that cannot yet be predicted and may significantly impact the Company.

There is no guarantee that the Company will maintain the requisite amount of deal flow. The Company relies on the origination of new MCAs from the MCA Providers with whom it has partnered. There is no certainty that the quality and amount of deal flow from each of the MCA Providers will remain consistent with historical experience or that they will continue to provide deal flow to the Company, and the Company cannot guarantee that it will continue to work with such MCA Providers.

The MCA industry is sensitive to changes in economic activity. Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the MCA industry. Many factors, including factors that are beyond the Company’s control, may have a detrimental impact on its operating performance. These factors include general economic conditions, unemployment levels, energy costs, and interest rates, as well as events such as natural disasters, acts of war, terrorism, and catastrophes.

Merchants using MCAs are small businesses. These Merchants have historically have been, and may in the future remain, more likely to be affected or more severely affected than large enterprises by adverse economic conditions. Small businesses may not have adequate cash reserves to weather economic downturns and may cease operations abruptly if the business is unable to pay operating expenses. According to the U.S. Bureau of Labor Statistics, approximately 20% of private businesses fail within the first year of operations, and after five years, approximately 50% fail. Small businesses are particularly vulnerable to failure. Uncertainty surrounding economic conditions may result in a decline in the demand for MCAs by potential Merchants, higher default rates, or both. In addition, there is a risk that the quality of the Company’s portfolio will deteriorate during a recession.

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There can be no assurance that economic conditions will remain favorable for the Company or that demand for MCAs or default rates by Merchants will remain at current levels. Reduced demand for MCAs would negatively impact the Company’s growth and revenue.

Term length of the MCAs held by the Company and their factor rates will vary. The Company seeks to partners with numerous MCA Providers. Each MCA Provider will have its own underwriting and investment guidelines, including general rules about Merchants, the location of a Merchant, cashflow requirements, preferred and prohibited industries, the expected term of an MCA, the factor rate of an MCA and the typical funding amount. Given that each MCA Provider’s investment guidelines will be different, the expected returns from each MCA will be different and there is a risk that some MCAs will perform better than others due to such guidelines and terms.

The Company’s risk management efforts may not be effective. The Company could incur substantial losses and its business operations could be disrupted if it is unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to its business, assets and liabilities. To the extent the Company is unable to accurately assess the creditworthiness of a potential business or adequately identify potential risks, the Company’s risk management systems would not adequately represent the risk profile of such business and could result in higher risk than anticipated. The Company’s risk management policies, procedures and techniques may not be sufficient to identify all of the risks it is exposed to, mitigate the risks that it has identified or identify concentrations of risk or additional risks to which it may become subject to in the future. Furthermore, there may be a lag in the time in which a Merchant begins to show signs of an inability to pay back an MCA and when an MCA Provider begins to take remedial action, and as a consequence this could impair the MCA Providers, or the Company’s eventual ability to receive repayment on the MCA.

Risks Associated with Senior Loans

Limited Number of Portfolio Companies. To the extent we assume large positions in the securities of a small number of issuers or industries, our NAV may fluctuate to a greater extent than that of a more diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. In addition, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could significantly affect our aggregate returns.

Follow-on Investments in Portfolio Companies. Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in seeking to:

•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	preserve or enhance the value of our investment.

We have discretion to make follow-on investments, subject to the availability of capital resources. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation.

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Portfolio Company Leverage. Our portfolio companies will typically have capital structures with significant leverage. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that we hold. Although the Adviser will seek to structure transactions in an attempt to minimize these risks, such leverage may increase our exposure to adverse economic factors such as rising interest rates, downturns in the general economy or deterioration in the condition of the portfolio company or its sector in its particular industry. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees that we may have obtained in connection with our investment. Smaller leveraged companies also may have less predictable operating results and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position.

A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its assets representing collateral for its obligations, which could trigger cross defaults under other agreements and jeopardize the value of any equity securities we own and the portfolio company’s ability to meet its obligations under any debt that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company.

Defaults by Portfolio Companies. A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the loans or debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

Prepayments by Portfolio Companies. We will be subject to the risk that the debt investments we make in portfolio companies may be repaid prior to maturity. The Adviser expects that our investments will generally allow for repayment at any time subject to certain penalties. When this occurs, the Adviser may reinvest a portion of these proceeds in temporary investments, pending their future investment in accordance with our investment strategy. These temporary investments will typically have substantially lower yields than the debt being prepaid, and we could experience significant delays in reinvesting these amounts. Any future investment may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us.

Economic Recessions or Downturns. Our portfolio companies may be susceptible to market turbulence, economic downturns or recessions. During these periods, the value of our portfolio may decrease if we are required to write down the values of our investments. Adverse economic conditions may also decrease the value of our equity investments and the value of collateral securing any debt instruments that we hold. Economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets which could harm our operating results. In addition, a prolonged economic downturn or recession could extend our investment time horizon by limiting our ability to achieve timely liquidity events, such as a sale, merger or IPO or the refinancing of our debt investments, and could ultimately impact our ability to realize anticipated investment returns.

Risks Related to Non-Controlling Investments. We expect that at least a majority of investments we make will be non-controlling investments, meaning we will not be in a position to control the management, operation and strategic decision-making of the companies in which we invest. As a result, we will be subject to the risk that a portfolio company we do not control, or in which we do not have a majority ownership position, may make business decisions with which we disagree, and the equity holders and management of such a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt investments that we will typically hold in our portfolio companies, we may not be able to dispose of our investments in the event that we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the value of such portfolio company.

Risks Associated with Bankruptcy Cases. As part of the Company’s lending activities, the Company may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. While the Company expects that the terms of such financing may result in significant financial returns to the Company, it involves a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Company will correctly evaluate the value of the assets collateralizing the Company’s loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that the Company invests in, the Company may lose all or part of the amounts advanced to the portfolio company or may be required to accept collateral with a value less than the amount of the loan advanced by the Company to the portfolio company.

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Many of the events within a bankruptcy case are adversarial and often beyond the control of the creditors. While creditors generally are afforded an opportunity to object to significant actions, there can be no assurance that a bankruptcy court would not approve actions that may be contrary to the interests of the Company. Furthermore, there are instances where creditors and equity holders lose their ranking and priority as such if they are considered to have taken over management and functional operation of a debtor.

Generally, the duration of a bankruptcy case can only be roughly estimated. The reorganization of a company usually involves the development and negotiation of a plan of reorganization, plan approval by the creditors and confirmation by a bankruptcy court. This process can involve substantial legal, professional and administrative costs to the debtor company and the Company; it is subject to unpredictable and lengthy delays; and during the process the Company’s competitive position may erode, key management may depart and the debtor company may not be able to operate adequately. In some cases, the debtor company may not be able to reorganize and may be required to liquidate assets. The debt of companies in financial reorganization will, in most cases, not pay current interest, may not accrue interest during reorganization and may be adversely affected by an erosion of the issuer’s fundamental value. Such investments can result in a total loss of principal. U.S. bankruptcy law permits the classification of “substantially similar” claims in determining the classification of claims in reorganization for purposes of voting on a plan of reorganization. Because the standard for classification is vague, there exists a significant risk that the Company’s influence with respect to a class of securities can be lost by the inflation of the number and amount of claims in, or other gerrymandering of, the class. In addition, certain administrative costs and claims that have priority by law over the claims of certain creditors (for example, claims for taxes) may be quite high.

Furthermore, there are instances where creditors and equity holders lose their ranking and priority as such when they take over management and functional operating control of a debtor. Therefore, depending on the facts and circumstances, including the extent to which the Company actually provided managerial assistance to a portfolio company or its representative or the Adviser sat on the board of directors of such portfolio company, a bankruptcy court might re-characterize the Company’s debt investment and subordinate all or a portion of its claim to that of other creditors.

A representative of the Company may serve on creditors’ committees or other groups to ensure preservation or enhancement of its position as a creditor or equity holder. A member of any such committee or group may owe certain obligations generally to all parties similarly situated that the committee represents. If the Company’s representative concludes that the obligations they owe to other parties as a committee or group member conflict with the duties they owe to the Company, they will resign from that committee or group, and the Company will not realize the benefits, if any, of participating on the committee or group. In addition, and also as discussed above, if the Company is represented on a committee or group, it may be restricted or prohibited under applicable law from, disposing of or increasing its investments in such debtor company while it continues to be represented on such committee or group.

In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, the Company could become subject to a lender’s liability claim, if, among other things, the Company actually renders significant managerial assistance.

ITEM 2. FINANCIAL INFORMATION

Discussion of the Company’s Expected Operating Plan

The information in this section contains forward-looking statements that involve risks and uncertainties. See “Item 1A. Risk Factors” and “Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. You should read the following discussion in conjunction with the financial statements and related notes as of [      ], 2023 appearing elsewhere in this Registration Statement.

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Overview

We were formed on January 12, 2023, as a corporation under the laws of the State of Maryland.

Upon effectiveness of this Registration Statement, we intend file with the SEC an election to be regulated as a BDC under the 1940 Act. We also intend to elect to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code for U.S. federal income tax purposes. As a BDC and RIC, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” the source-of-income requirement, the asset diversification requirement, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See “Item 1(c). Description of Business — Regulation as a Business Development Company” and “Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations — Taxation of the Company.”

We are currently in the development stage and have not commenced operations. Since inception, there has been no activity. To date, our efforts have been limited to organizational and initial operating activities, the cost of which has been borne by the Adviser. To date, the Adviser has funded all of the Organizational and Offering Expenses incurred by the Company.

Revenues

We plan to generate revenues in the form of interest income from the debt securities we hold. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. We do not anticipate a secondary market to develop for our private investments. We expect most of our investments to be in corporations, partnerships, limited liability companies or other business entities. We may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, repayment fees, and waiver and amendment fees associated with our portfolio investments based on our pro rata ownership of the investment. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.

Expenses

Except as set forth in the Investment Advisory Agreement, we are responsible for out-of-pocket costs and expenses of our operations and transactions. See “Item 1(c). Description of Business — Investment Advisory Agreement” for the fees we pay to the Adviser pursuant to the Investment Advisory Agreement as well as the expenses we will bear.

Financial Condition, Liquidity and Capital Resources

As we have not yet commenced commercial activities, we have not substantiated any transactions to date. We expect to generate cash primarily from (i) the net proceeds of the Offering, (ii) cash flows from our operations, (iii) any financing arrangements we may enter into in the future and (iv) any future offerings of our equity or debt securities. We may fund a portion of our investments through borrowings from banks and issuances of senior securities. Our primary use of cash will be for (i) investments in portfolio companies in accordance with our investment objective and investment strategies and to comply with certain portfolio diversification requirements, (ii) any repurchases in connection with our share repurchase program, (iii) the cost of operations (including payments to the Adviser), (iv) debt service of any borrowings, (v) any cash distributions to the holders of our Common Stock, and (vi) general working capital purposes. We will also pay operating expenses, including advisory and administrative fees and expenses, and may pay other expenses such as due diligence expenses of potential new investments, from the net proceeds of the Offering.

Contractual Obligations

We expect to enter into certain contracts under which we have material future commitments. We intend to enter into the Investment Advisory Agreement with the Adviser in accordance with the 1940 Act. Services to be provided to us under the Investment Advisory Agreement and payments for such investment advisory services are described in “Item 1(c). Description of Business — Investment Advisory Agreement.”

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We also expect to enter into the Administration Agreement with the Administrator, pursuant to which the Administrator will perform, or oversee the performance of, our required administrative services. The services to be provided to us by the Administrator, as well as payments and reimbursements under the Administration Agreement are described in “Item 1(c). Description of Business — Administration Agreement.”

We intend to establish one or more credit facilities and/or subscription facilities or enter into other financing arrangements to facilitate investments and for other general corporate purposes. It is anticipated that any such credit facilities will bear interest at floating rates at to be determined spreads over LIBOR or some alternative rate. There is no assurance that we will be able to enter into a credit facility on favorable terms or at all. In connection with a credit facility or other borrowings, lenders may require us to pledge assets and may ask to comply with positive or negative covenants that could have an effect on our operations.

If any of the contractual obligations discussed above are terminated, our costs under any new agreements that we enter into may increase. In addition, we would likely incur significant time and expense in locating alternative parties to provide the services we expect to receive under the Advisory Agreement and the Administration Agreement. Any new investment advisory agreement would also be subject to approval by our Stockholders.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any risk management if commodity pricing or other hedging practices.

Quantitative and Qualitative Disclosures about Market Risk

Valuation Risk

We plan to invest primarily in merchant cash advance loans. Most of our investments will not have a readily available market price, and we will value these investments at fair value in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.

Interest Rate Risk

We will be subject to financial market risks, including changes in interest rates that may result in changes to our net investment income. In addition, U.S. and global capital markets and credit markets have experienced a higher level of stress due to the COVID-19 pandemic and other factors, which has resulted in an increase in the level of volatility across such markets. The effect of this volatility could materially impact our market risks, including those listed below. Because we intend to fund a portion of our investments with borrowings, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

Since March 2022, the Federal Reserve has been rapidly raising interest rates and has indicated that it would consider additional rate hikes in response to ongoing inflation concerns. In a rising interest rate environment, our cost of funds would increase, which could reduce our net investment income if there is not a corresponding increase in interest income generated by our investment portfolio. It is possible that the Federal Reserve's tightening cycle could force the United States into a recession, which would likely decrease interest rates. A prolonged reduction in interest rates will reduce our gross investment income and could result in a decrease in our net investment income if such decreases in base rates, such LIBOR and SOFR, are not offset by corresponding increases in the spread over such base rate that we earn on any portfolio investments, a decrease in our operating expenses, or a decrease in the interest rate associated with our borrowings.

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Related Parties

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for a description of certain transactions and relationships with related parties.

ITEM 3. PROPERTIES

We do not own any real estate or other physical properties materially important to our operation or any of our subsidiaries. Our corporate headquarters are located at 90 Madison Street, Suite 303, Denver, Colorado 80206, and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of [ ], 2023, the beneficial ownership of each current director, the Company’s executive officers, each person known to us to beneficially own 5% or more of our outstanding Common Stock (if any), and the executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Common Stock. Ownership information for those persons who beneficially own 5% or more of our Common Stock is based upon filings by such persons with the SEC and other information obtained from such persons, if available. Other than as set forth in the table below, none of our directors or executive officers are deemed to beneficially own shares of our common stock. We do not expect to have any Stockholders until the Initial Closing and the issuance of Common Stock in connection therewith. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

Percentage of beneficial ownership is based on [ ] shares of Common Stock outstanding as of [ ], 2023. Unless otherwise indicated, the address of all executive officers and directors is c/o American Marketplace Capital Corporation, 90 Madison Street, Suite 303, Denver, Colorado 80206.

Name and Address	Shares Owned	Percentage
Interested Directors
Anthony Bosch
Independent Directors

Executive Officers who are not Directors

Directors and Executive Officers as a Group ([ ] persons)

*	Less than 1%.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Our business and affairs are managed under the direction of the Board. Our Board consists of [    ] ([ ]) members, [    ] ([ ]) of whom are independent directors. Our Board elects our officers, who serve at the discretion of our Board. The responsibilities of our Board include quarterly valuation of our assets, corporate governance activities, oversight of our financing arrangements and oversight of our investment activities.

Board of Directors and Executive Officers

Directors

Pursuant to the Charter, our Board is divided into three classes of directors serving staggered three-year terms. However, the initial members of the three classes of directors have initial terms ending at the first, second and third annual meeting of our Stockholders after the Initial Closing, respectively. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualified. At each annual meeting of Stockholders, the successors to the class of directors whose terms expire at such meeting will be elected to hold office for a term expiring at the annual meeting of Stockholders held in the third year following the year of their election and until their successors have been duly elected and qualify or any director’s earlier resignation, death or removal.

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Information regarding the Board is as follows:

Name	Age	Position	Director Since	Expiration of Term
Interested Director:
Anthony Bosch		President, Treasurer and Secretary	2023
Independent Directors:
		Director	2023
		Director	2023
		Director	2023

The address for each of our directors is c/o American Marketplace Capital Corporation, 90 Madison Street, Suite 303, Denver, Colorado 80206.

Executive Officers Who are Not Directors

Name	Age	Position	Officer Since
2023
2023
2023

Biographical Information

Directors

Our directors have been divided into two groups — interested directors and independent directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Director

Anthony Bosch. Mr. Bosch has over 25 years of experience in the securities industry. From 2019 to 2022, Mr. Bosch served as President, Secretary and Trustee of A3 Alternative Credit Fund, a registered close-end fund that operated as an interval fund. Prior to co-founding A3 Financial Investments in January 2019, Mr. Bosch was a member of SALT Blockchain Asset Management. In 2004 he co-founded Absolute Investment Advisers, LLC, an alternative investment advisory firm, for which he served as Principal and General Counsel. Beginning in 1999 he served as General Counsel for Berger Financial Group, and began his career as an attorney with the SEC.

Mr. Bosch received his Juris Doctorate from the University of Toledo and a Bachelor's degree in Chemistry from Miami University. He holds FINRA Series 7 & 24 licenses.

Mr. Bosch’s expertise in the investment industry and experience in operations and compliance contribute to the Board’s effectiveness in overseeing and managing the operations of the Company.

Independent Directors

[TO BE ADDED]

Executive Officers Who Are Not Directors

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[TO BE ADDED]

Leadership Structure and Oversight Responsibilities

Overall responsibility for our oversight rests with the Board. We intend to enter into the Investment Advisory Agreement pursuant to which the Adviser will manage our day-to-day operations and provide investment advisory services to us. The Board is responsible for overseeing the Adviser and other service providers in our operations in accordance with the provisions of the 1940 Act, applicable provisions of state and other laws and the Charter. The Board consists of [ ] ([ ]) members, [ ] ([ ]) of whom are independent directors. The Board will meet at regularly scheduled quarterly meetings each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings.

Oversight of our investment activities extends to oversight of the risk management processes employed by the Adviser as part of its day-to-day management of our investment activities. Our Board anticipates reviewing risk management processes at both regular and special board meetings throughout the year, consulting with appropriate representatives of the Adviser as necessary and periodically requesting the production of risk management reports or presentations. The goal of our Board’s risk oversight function is to ensure that the risks associated with our investment activities are accurately identified, thoroughly investigated and responsibly addressed. Stockholders should note, however, that our Board’s oversight function cannot eliminate all risks or ensure that particular events do not adversely affect the value of investments.

As described below, the Board has established an audit committee and a nominating and corporate governance committee and may establish additional committees from time to time as necessary. The scope of the responsibilities assigned to each of these committees is discussed in greater detail below. It is expected that Mr. Bosch will serve as Chair of our Board. Mr. Bosch, as the Co-Founder and Principal of A3 Financial, is considered an interested person of the Company under the 1940 Act. Despite being an interested director, we believe that Mr. Bosch’s history with A3 Financial and his extensive knowledge of and experience in the financial services industry qualify him to serve as the Chairman of our Board.

The designated lead independent director of the Board is [          ]. We are aware of the potential conflicts that may arise when a non-independent director is Chair of the Board, but believe these potential conflicts are offset by having a designated lead independent director and by our strong corporate governance policies. The lead independent director, among other things, chairs executive sessions of the independent directors, acts as a liaison between the independent directors and the Chair of the Board, and between the independent directors and the officers of the Company and the Adviser, facilitates communication among the independent directors and the Company’s counsel, reviews and comments on Board and committee meeting agendas and calls additional meetings of the independent directors, as appropriate.

Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the designation of a lead independent director, the establishment of an audit committee and a nominating and corporate governance committee that are each comprised solely of independent directors, and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

Our Board has considered whether each of the directors is qualified to serve as a director, based on a review of the experience, qualifications, attributes and skills of each director, including those described below. Our Board has also considered whether each director has significant experience in the investment or financial services industries and has held management, board or oversight positions in other companies and organizations. We recognize that different Board leadership structures are appropriate for companies in different situations. We intend to re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Committees

Our Board has established an audit committee and a nominating and corporate governance committee and may establish additional committees from time to time as necessary.

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Audit Committee

The audit committee is comprised of [      ], [      ] and [      ], each of whom is an independent director. [      ] serves as the Chair of the audit committee. Our Board has determined that [      ] qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the Exchange Act. The members of the audit committee meet the current independence and experience requirements of Rule 10A-3 of the Exchange Act. The audit committee operates pursuant to a charter approved by our Board, which sets forth the responsibilities of the audit committee. The audit committee’s responsibilities include establishing guidelines and making recommendations to the Board regarding the valuation of our loans and investments, selecting our independent registered public accounting firm (subject to the Board’s approval), reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements, overseeing internal audit staff and periodic filings and receiving our audit reports and financial statements.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is comprised of [      ], [      ] and [      ], each of whom is an independent director. [      ] serves as the Chair of the nominating and corporate governance committee. The nominating and corporate governance committee operates pursuant to a charter approved by our Board. The nominating and corporate governance committee is responsible for selecting, researching and nominating directors for election by our Stockholders, selecting nominees to fill vacancies on our Board or a committee thereof, developing and recommending to our Board a set of corporate governance principles and overseeing the evaluation of our Board and our management. The nominating and corporate governance committee may consider nominating an individual recommended by a Stockholder for election as a director.

The nominating and corporate governance committee will seek candidates who possess the background, skills and expertise to make a significant contribution to our Board, the Company and our Stockholders. In considering possible candidates for election as a director, the nominating and corporate governance committee will take into account, in addition to such other factors as it deems relevant, the desirability of selecting directors who:

•	are of high character and integrity;

•	are accomplished in their respective fields, with superior credentials and recognition;

•	have relevant expertise and experience upon which to be able to offer advice and guidance to management;

•	have sufficient time available to devote to our affairs;

•	are able to work with the other members of our Board and contribute to our success;

•	can represent the long-term interests of our Stockholders as a whole; and

•	are selected such that our Board represents a range of backgrounds and experience.

We have not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Board considers and discusses diversity, among other factors, with a view toward the needs of our Board as a whole. The Board generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, color, ethnicity, religious creed, ancestry, citizenship status, military status, veteran status, marital status, physical disability, registered domestic partner or civil union status, national origin, medical condition, sexual orientation, differences of viewpoint, professional experience, education, skill and other qualities that contribute to our Board, when identifying and recommending director nominees. Our Board believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Board’s goal of creating a board of directors that best serves our needs and the interests of our Stockholders and the Company’s long-term and strategic objectives. In addition, as part of our Board’s annual-self assessment, the Board will evaluate the membership of our Board and whether our Board maintains satisfactory policies regarding membership selection.

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Compensation Committee

The Board does not currently intend to delegate any authority to a compensation committee because our executive officers will not receive any direct compensation from us.

Indemnification Agreements

We intend to enter into indemnification agreements with our directors and executive officers. The indemnification agreements are intended to provide our directors and executive officers the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we indemnify the director or executive officer who is a party to the agreement, or an “Indemnitee,” including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by the 1940 Act.

Investment Committee

The management of our investment portfolio is the responsibility of the Adviser. The members of the Investment Committee will meet regularly to consider our investments, review our strategic initiatives and supervise the actions taken by the Adviser on our behalf:

•

•

•

In addition, the Investment Committee will review and monitor the performance of our investment portfolio. Each new investment must be approved by a majority of the Investment Committee.

Investment Personnel

Our investment activities will be managed by the Adviser, and we expect to benefit from the Adviser’s ability to identify attractive investment opportunities, conduct due diligence to determine credit risk and gauge warrant potential, structure and price investments accordingly, and manage a balanced portfolio of loans.

The relevant experience of any member of the Investment Committee who is not also a director or executive officer of the Company can be found below:

[TO BE ADDED]

None of the members of the Investment Committee are employed by us and none receives any compensation from us in connection with their portfolio management activities. However, the members of the Investment Committee, through their ownership interest in or management positions with the Adviser, may be entitled to a portion of any profits earned by the Adviser, which includes any fees payable to the Adviser under the terms of the Investment Advisory Agreement, less expenses incurred by the Adviser in performing its services under the Investment Advisory Agreement.

Portfolio Management

We consider the following individuals to be our portfolio managers: [      ] and [      ]. The following individuals function as portfolio managers primarily responsible for the day-to-day management of our portfolio. The portfolio managers source investment opportunities, conduct research, perform due diligence on potential investments, structure our investments and will monitor our portfolio companies on an ongoing basis.

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Name	Position	Tenure	Biographical Information

Name	Position	Tenure	Biographical Information

ITEM 6. EXECUTIVE COMPENSATION

Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided by individuals who are employees of the Adviser as our Administrator, or their affiliates, pursuant to the terms of the Investment Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day investment and administrative operations are managed by the Adviser and the Sub-Administrator. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by the Adviser, the Administrator or their affiliates. Our Chief Financial Officer and Chief Compliance Officer and their respective staffs are compensated under the terms of the Administration Agreement between the Company and the Adviser.

None of our executive officers will receive direct compensation from us. We reimburse the Administrator the allocable portion of the compensation paid by the Administrator (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer (based on the percentage of time such individuals devote, on an estimated basis, to our business and affairs).

Compensation of Directors

No compensation is expected to be paid to our directors who are “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act. The independent directors will receive an annual fee of $[       ]. The independent directors will also receive an additional fee of $[  ] plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each regular meeting of the Board. In addition, the independent directors will receive an additional fee of $[      ] plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each special Board meeting. The independent directors also will receive a fee of $[     ] plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting. The lead independent director will receive an additional annual fee of $[    ]. The chair of our audit committee will receive an additional annual fee of $[     ] in lieu of fees for attending audit committee meetings. The chair of our nominating and corporate governance committee will receive an additional annual fee of $[      ] in lieu of fees for attending nominating and corporate governance committee meetings. We intend to obtain directors’ and officers’ liability insurance on behalf of our directors and officers. Independent directors will have the option of having their directors’ fees paid in Common Stock issued at a price per Share equal to the NAV per Share.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Director Independence

Our Board consists of [    ] ([ ]) members, [    ] ([ ]) of whom are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of us, the Adviser, or our respective affiliates. Our Board has determined that each of [      ], [     ] and [     ] is not an “interested person” of us, the Adviser or their respective affiliates, which we refer to as our independent directors. Based upon information requested from each such director concerning his or her background, employment and affiliations, the Board has affirmatively determined that none of the independent directors has a material business or professional relationship with the Company, other than in his or her capacity as a member of the Board or any committee thereof. All of the members of the Audit Committee and Nominating and Corporate Governance Committee are not “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

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Transactions with Related Persons, Promoters and Certain Control Persons

Investment Advisory Agreement

We intend to enter into the Investment Advisory Agreement with the Adviser pursuant to which we will pay management fees and incentive fees to the Adviser. See “Item 1(c). Description of Business — Investment Advisory Agreement.” On [ ], 2023, the Board, including all of the independent directors, approved the Investment Advisory Agreement. Unless earlier terminated, the Investment Advisory Agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board, including a majority of independent directors, or by the holders of a majority of our outstanding voting securities.

Administration Agreement

We intend to enter into the Administration Agreement with the Administrator, pursuant to which the Administrator is responsible for providing us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. See “Item 1(c). Description of Business — Administration Agreement.”

Relationship with the Adviser and Potential Conflicts of Interest

Certain Adviser personnel serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by the Adviser or affiliates of the Adviser. Similarly, the Adviser may have other clients with similar, different or competing investment objectives. In serving in these multiple capacities, the Adviser and certain personnel may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Company or our Stockholders. The Adviser intends to allocate any investment opportunities in a fair and equitable manner over time; however, there is no assurance that we will be able to participate in all investment opportunities or that investment opportunities will be allocated in a fair and equitable manner over time.

Members of the Adviser’s Investment Committee, in their roles at the Adviser, may face conflicts in the allocation of investment opportunities among us and other entities sponsored or managed by the Adviser and its affiliates with similar or overlapping investment objectives in a manner that is fair and equitable over time and consistent with the Adviser’s allocation policy. When a particular investment would be appropriate for us as well as other entities sponsored or managed by the Adviser and its affiliates, such investment will be apportioned by the Adviser’s senior investment team in accordance with (1) the Adviser’s internal conflict of interest and allocation policies, (2) the requirements of the Advisers Act and (3) certain restrictions under the 1940 Act regarding co-investments with affiliates. Such apportionment may not be strictly pro rata, depending on the good-faith determination of all relevant factors, including without limitation differing investment objectives, diversification considerations and the terms of our or the respective governing documents of such investment funds, accounts or investment vehicles. These procedures could, in certain circumstances, limit whether a co-investment opportunity is available to us, the timing of acquisitions and dispositions of investments, the price paid or received by us for investments or the size of the investment purchased or sold by us. The Adviser believes this allocation system is fair and equitable, and consistent with its fiduciary duty to us. In particular, we have disclosed to investors how allocation determinations are made among any investment vehicles sponsored or managed by the Adviser or its affiliates.

We may co-invest with investment funds, accounts and vehicles managed by the Adviser, where doing so is consistent with our investment strategy as well as applicable law and SEC staff interpretations. As a BDC, the Company may be prohibited under the 1940 Act from conducting certain transactions with its affiliates without the prior approval of its directors who are not interested persons and, in some cases, the prior approval of the SEC. We generally will only be permitted to co-invest with such investment funds, accounts and vehicles where the only term that is negotiated is price.

Certain Business Relationships

Certain of our current directors and officers are directors or officers of the Adviser.

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Promoters and Certain Control Persons

The Adviser may be deemed a promoter of the Company. We intend to enter into the Investment Advisory Agreement with the Adviser. The Adviser, for its services to us, will be entitled to receive management fees and incentive fees in addition to the reimbursement of certain expenses. In addition, under the Investment Advisory Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify the Adviser and certain of its affiliates. See “Item 1 (c). Description of Business—General.”

ITEM 8. LEGAL PROCEEDINGS

Neither we nor the Adviser are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or the Adviser. From time to time, we or the Adviser may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business also will be subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Until the completion of any Public Listing, our Common Stock will be offered and sold in the United States in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D promulgated thereunder or outside the United States in transactions exempt from registration under the 1933 Act in accordance with Regulation S. There is no public market for our Common Stock currently, nor can we give any assurance that one will develop.

Because the Common Stock are being acquired by investors in one or more transactions “not involving a public offering,” they are “restricted securities” pursuant to Rule 144 under the 1933 Act and may be required to be held indefinitely. Our Common Stock may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Common Stock are registered under applicable securities laws or specifically exempted from registration (in which case the Stockholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of an investment in the Common Stock until a Liquidity Event has occurred. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Common Stock may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Common Stock and to execute such other instruments or certifications as are reasonably required by us.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Common Stock.

Repurchase Offers

Beginning 12 months after the date of the Initial Closing and prior to a Liquidity Event, we intend to offer to repurchase Common Stock for up to [ ]% of our outstanding Common Stock per quarter, through one or more repurchase offers. While we expect our Board to consider repurchase offers, we are not required to do so, and our Board can determine in its discretion not to authorize any repurchase offers. Such offers to repurchase Common Stock, including the exact amount of each repurchase offer, will be subject to the applicable requirements of the Exchange Act and the 1940 Act.

If we were to engage in a repurchase offer, Stockholders would be able to tender their Common Stock at a price equal to our NAV per share as of a recent date. Any repurchase offer presented to our Stockholders will remain open for a minimum of 20 business days following the commencement of the repurchase offer. In the materials that we send to our Stockholders regarding a repurchase offer, we will include the date that the repurchase offer will expire. All tenders for repurchase requests must be received prior to the expiration of the repurchase offer in order to be valid.

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We do not plan to repurchase any Common Stock of any Stockholder under the circumstances of death or disability of such Stockholder.

To the extent that the number of Common Stock tendered to us for repurchase exceeds the number of Common Stock that we have determined to, or we are able to purchase, we will repurchase Common Stock on a pro rata basis. Further, we will have no obligation to repurchase Common Stock if the repurchase would violate applicable law or impact our ability to maintain our RIC tax treatment. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any year. Our share repurchase offers will have many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.

Distribution Policy

To the extent that we have funds available, we intend to make quarterly distributions to our Stockholders. Our distributions, if any, will be determined by the Board. Any distribution to our Stockholders will be declared out of assets legally available for distribution. We anticipate that distributions will be paid from income primarily generated by interest and dividend income earned on investments made subsequent to the Initial Closing. Income of the Company will be allocated among Stockholders based on the number of Shares held by all Stockholders on the date the applicable income is accrued.

We have adopted an “opt-out” distribution reinvestment plan that provides for reinvestment of our dividends and other distributions on behalf of our Stockholders in additional Common Stock. As a result, if our Board authorizes, and we declare, a cash dividend or other distribution, our Stockholders’ distributions will be automatically reinvested in additional Common Stock, unless they specifically opt-out of the distribution reinvestment plan to receive their cash dividends or distributions in cash. No action will be required on part of a Stockholder to have its cash dividends or distributions reinvested in Common Stock. A Stockholder may elect to have its entire distribution reinvested in cash by electing to opt out of the Company’s distribution reinvestment plan in its Subscription Agreement; thereafter, Stockholders must notify the Adviser in writing, so that such notice is received by the Adviser no later than ten (10) business days prior to the record date for distributions to the Stockholders. See “Item 1(c). Description of Business—Distribution Reinvestment Plan” for more information.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On [    ], 2023, we issued and sold [    ] shares of our Common Stock at an aggregate purchase price of $[       ] to [       ]. These shares were issued and sold in reliance upon the available exemption from registration found in Section 4(2) of the Securities Act of 1933, as amended.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The following description is based on relevant portions of the MGCL and on the Charter and the Bylaws. This summary possesses the provisions deemed to be material, but is not necessarily complete.

General

Under the terms of the Charter, the Company’s authorized stock consists solely of [ ] shares of common stock, par value $0.01 per share, and no shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As permitted by MGCL, the Charter provides that a majority of the entire Board, without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Company has authority to issue. The Charter also provides that the Board may classify or reclassify any unissued shares of Common Stock into one or more classes or series of Common Stock or Preferred Stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Company’s stock, and the Company can offer no assurances that a market for its stock will develop in the future. The Company does not currently intend for the shares to be listed on any national securities exchange, although it is possible that they would be listed in the future. There are no outstanding options or warrants to purchase the Company’s stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, the Stockholders generally are not personally liable for the debts of the Company, except as they may be liable by reason of their own conduct or acts. Unless the Board determines otherwise, the Company will issue all shares of its stock in uncertificated form.

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None of the Company’s shares of Common Stock are subject to further calls or to assessments, sinking fund provisions, obligations of the Company or potential liabilities associated with ownership of the security (not including investment risks).

The following are the Company’s outstanding classes of securities as of [        ], 2023:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under(3)
Common stock		—

Common Stock

Under the terms of the Charter, all shares of Common Stock have equal rights as to dividends, distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and distributions may be paid to Stockholders if, as and when authorized by the Board and declared by the Company out of funds legally available therefor. Shares of Common Stock have no preemptive, exchange, conversion or redemption rights and Stockholders generally have no appraisal rights. Shares of Common Stock are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract (including a lock-up agreement with the underwriters of any public offering of the Common Stock conducted in connection with a Public Listing or otherwise) and except that, in order to avoid the possibility that the Company’s assets could be treated as “plan assets,” the Company may require any person proposing to acquire shares of Common Stock to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor or a controlling person, restrict or prohibit transfers of shares of such stock or redeem any outstanding shares of stock for such price and on such other terms and conditions as may be determined by or at the direction of the Board. In the event of the Company’s liquidation, dissolution or winding up, each share of Common Stock would be entitled to share ratably in all of the Company’s assets that are legally available for distribution after the Company pays or otherwise provide for all debts and other liabilities and subject to any preferential rights of holders of the Preferred Stock, if Preferred Stock is outstanding at such time. Subject to the rights of holders of any other class or series of stock, each share of Common Stock is entitled to one vote on all matters submitted to a vote of Stockholders, including the election of directors, and the Stockholders will possess the exclusive voting power. There will be no cumulative voting in the election of directors. Cumulative voting entitles a Stockholder to as many votes as equals the number of votes which such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected and allows a Stockholder to cast a portion or all of the Stockholder’s votes for one or more candidates for seats on the Board. Without cumulative voting, a minority Stockholder may not be able to elect as many directors as the Stockholder would be able to elect if cumulative voting were permitted. Subject to the special rights of the holders of any class or series of Preferred Stock to elect directors, each director will be elected by a majority of the votes cast with respect to such director’s election, except in the case of a “contested election” (as defined in the Bylaws), in which directors will be elected by a plurality of the votes cast in the contested election of directors.

Preferred Stock

The Offering does not include an offering of preferred stock. However, under the terms of the Charter, the Board may authorize the Company to issue shares of Preferred Stock in one or more classes or series, without Stockholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. The Company does not currently anticipate issuing Preferred Stock in the near future. In the event the Company issues preferred stock, it will make any required disclosure to Stockholders. The Company will not offer Preferred Stock to the Adviser or the Company’s affiliates except on the same terms as offered to all other Stockholders.

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Preferred Stock could be issued with terms that would adversely affect the Stockholders. Preferred Stock could also be used as an anti-takeover device through the issuance of shares of a class or series of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of Preferred Stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Common Stock and before any purchase of Common Stock is made, such Preferred Stock together with all other senior securities must not exceed an amount currently equal to 50% of the Company’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such Preferred Stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of Preferred Stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any Preferred Stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at the Company’s expense, to the Company’s legal counsel or to independent legal counsel.

Limitation on Liability of Directors; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its Stockholders for money damages unless (and only to the extent) (i) the act or omission of indemnitee was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (ii) indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that her conduct was unlawful. The Charter contains a provision that eliminates directors’ and officers’ liability, subject to the limitations of Maryland law and the requirements of the 1940 Act.

Maryland law requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity against reasonable expenses actually incurred in the proceeding in which the director or officer was successful. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation also may not indemnify for an adverse judgment in a suit by or on behalf of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

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The Charter obligates the Company, subject to the limitations of Maryland law and the requirements of the 1940 Act, to indemnify (1) any present or former director or officer; or (2) any director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company, from and against any claim or liability to which the person or entity may become subject or may incur by reason of such person’s service in that capacity, and to pay or reimburse such person’s reasonable expenses as incurred in advance of final disposition of a proceeding. In accordance with the 1940 Act, the Company will not indemnify any person for any liability to the extent that (i) the indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, except as otherwise provided with respect to jointly indemnifiable claims, or (ii) for so long as the Company is subject to the 1940 Act, indemnification or payment or reimbursement of expenses would not be permissible under the 1940 Act, whether pursuant to Section 17(h) of the 1940 Act or otherwise.

Maryland Law and Certain Charter and Bylaw Provisions; Anti-Takeover Measures

Maryland law contains, and the Charter and the Bylaws also contain, provisions that could make it more difficult for a potential acquirer to acquire the Company by means of a tender offer, proxy contest or otherwise.

These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the Board. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of Stockholders. The Company believes, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the Board’s ability to negotiate such proposals may improve their terms.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, convert into another form of business entity, sell all or substantially all of its assets or engage in a statutory share exchange unless declared advisable by the corporation’s board of directors and approved by the affirmative vote of Stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the Charter provides for approval of these actions by the affirmative vote of Stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

Subject to certain exceptions provided in the Charter, the affirmative vote of at least 75% of the votes entitled to be cast thereon, with the holders of each class or series of the Company’s stock voting as a separate class will be necessary to effect any of the following actions:

•	any amendment to the Charter to make the Common Stock a “redeemable security” or to convert the Company from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act);

•	the liquidation or dissolution of the Company and any amendment to the Charter to effect and such liquidation or dissolution;

•	any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of our assets that the MGCL requires be approved by Stockholders; or

•	any transaction between the Company, on the one hand, and any person or group of persons acting together that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly (other than solely by virtue of a revocable proxy), of one-tenth or more of the voting power in the election of our directors generally, or any person controlling, controlled by or under common control with, employed by or acting as an agent of, any such person or member of such group.

However, if the proposal, transaction or business combination is approved by at least a majority of the Company’s continuing directors, the proposal, transaction or business combination may be approved only by the Board and, if necessary, the Stockholders as otherwise would be required by applicable law, the Charter and the Bylaws, without regard to the supermajority approval requirements discussed above. A “continuing director” is defined in the Charter as (1) our current directors, (2) those directors whose nomination for election by the Stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the Stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

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The Charter also provides that the Board is divided into three classes, as nearly equal in size as practicable, with each class of directors serving for a staggered three-year term. Additionally, subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, directors may be removed at any time, but only for cause (as such term is defined in the Charter) and only by the affirmative vote of Stockholders entitled to cast at least 75% of the votes entitled to be cast generally in the election of directors, voting as a single class. The Charter and the Bylaws also provide that, except as provided otherwise by applicable law, including the 1940 Act and subject to any rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any vacancy on the Board, and any newly created directorship resulting from an increase in the size of the Board, may only be filled by vote of the directors then in office, even if less than a quorum, or by a sole remaining director; provided that, under Maryland law, when the holders of any class, classes or series of stock have the exclusive power under the Charter to elect certain directors, vacancies in directorships elected by such class, classes or series may be filled by a majority of the remaining directors so elected by such class, classes or series of the Company’s stock. In addition, the Charter provides that, subject to any rights of holders of one or more classes or series of stock to elect or remove one or more directors, the total number of directors will be fixed from time to time exclusively pursuant to resolutions adopted by the Board.

The classification of the Board and the limitations on removal of directors described above as well as the limitations on Stockholders’ right to fill vacancies and newly created directorships and to fix the size of the Board could have the effect of making it more difficult for a third party to acquire the Company, or of discouraging a third party from acquiring or attempting to acquire the Company.

Maryland law and the Charter and the Bylaws also provide that:

•	any action required or permitted to be taken by the Stockholders at an annual meeting or special meeting of Stockholders may only be taken if it is properly brought before such meeting or by unanimous consent in lieu of a meeting;

•	special meetings of the Stockholders may only be called by the Board, the chairman of the Board or the chief executive officer, and must be called by the secretary upon the written request of Stockholders who are entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting; and

•	from and after the Initial Closing, any Stockholder nomination or business proposal to be properly brought before a meeting of Stockholders must have been made in compliance with certain advance notice and informational requirements.

These provisions could delay or hinder Stockholder actions which are favored by the holders of a majority of the Company’s outstanding voting securities. These provisions may also discourage another person or entity from making a tender offer for the Common Stock, because such person or entity, even if it acquired a majority of the Company’s outstanding voting securities, would be able to take action as a Stockholder (such as electing new directors or approving a merger) only at a duly called meeting of Stockholders, and not by written consent. The provisions of the Charter requiring that the directors may be removed only for cause and only by the affirmative vote of at least three-quarters of the votes entitled to be cast generally in the election of directors will also prevent Stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote. In addition, although the advance notice and information requirements in the Bylaws do not give the Board any power to disapprove Stockholder nominations for the election of directors or business proposals that are made in compliance with applicable advance notice procedures, they may have the effect of precluding a contest for the election of directors or the consideration of Stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and the Stockholders.

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Under the MGCL, a Maryland corporation generally cannot amend its charter unless the amendment is declared advisable by the corporation’s board of directors and approved by the affirmative vote of Stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. A Maryland corporation may provide in its charter for approval of these matters by a lesser or greater percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Subject to certain exceptions discussed below, the Charter provides for approval of charter amendments by the affirmative vote of Stockholders entitled to cast a majority of the votes entitled to be cast on the matter. The Board, by vote of a majority of the members of the Board, has the exclusive power to adopt, alter, amend or repeal the Bylaws. The Charter provides that any amendment to the following provisions of the Charter, among others, will require, in addition to any other vote required by applicable law or the Charter, the affirmative vote of Stockholders entitled to cast at least 75% of the votes entitled to be cast generally in the election of directors, with the holders of each class or series of the Company’s stock voting as a separate class, unless a majority of the continuing directors approve the amendment, in which case such amendment must be approved as would otherwise be required by applicable law, the Charter and/or the Bylaws:

•	the provisions regarding the classification of the Board;

•	the provisions governing the removal of directors;

•	the provisions limiting Stockholder action by written consent;

•	the provisions regarding the number of directors on the Board; and

•	the provisions specifying the vote required to approve extraordinary actions and amend the Charter and the Board’ exclusive power to amend the Bylaws.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Bylaws provide that, with respect to an annual meeting of Stockholders, nominations of individuals for election as directors and the proposal of business to be considered by Stockholders may be made only (a) pursuant to the Company’s notice of the meeting, (b) by or at the direction of the Board or (c) by a Stockholder who is a Stockholder of record both at the time of giving the advance notice required by the Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the Bylaws. With respect to special meetings of Stockholders, only the business specified in the Company’s notice of the meeting may be brought before the meeting. Nominations of individuals for election as directors at a special meeting at which directors are to be elected may be made only (a) by or at the direction of the Board or (b) provided that the special meeting has been called in accordance with the Bylaws for the purpose of electing directors, by a Stockholder who is a Stockholder of record both at the time of giving the advance notice required by the Bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the Bylaws.

The purpose of requiring Stockholders to give the Company advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform Stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Stockholders. Although the Bylaws do not give the Board any power to disapprove Stockholder nominations for the election of directors or proposals recommending certain action, the advance notice and information requirements may have the effect of precluding election contests or the consideration of Stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its Stockholders.

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No Appraisal Rights

For certain extraordinary transactions and charter amendments, the MGCL provides the right to dissenting Stockholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. As permitted by the MGCL, the Charter provides that Stockholders will not be entitled to exercise appraisal rights unless the Board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which Stockholders would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions

Certain provisions of the MGCL provide that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, which is referred to as the Control Share Acquisition Act. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite Stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained Stockholder approval or shares acquired directly from the corporation. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of Stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any Stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or if a meeting of Stockholders is held at which the voting rights of the shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a Stockholder meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other Stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. The Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of stock of the Company. The SEC staff previously took the position that, if a BDC failed to opt-out of the Control Share Acquisition Act, its actions would be inconsistent with Section 18(i) of the 1940 Act. However, the SEC recently withdrew its previous position, and stated that it would not recommend enforcement action against a closed-end fund, including a BDC, that opts in to being subject to the Control Share Acquisition Act if the closed-end fund acts with reasonable care on a basis consistent with other applicable duties and laws and the duty to the company and its Stockholders generally. As such, the Company may amend its Bylaws, but will do so only if the Board determines that it would be in the Company’s best interests and if such amendment can be accomplished in compliance with applicable laws, regulations and SEC guidance.

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Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested Stockholder or an affiliate of an interested Stockholder are prohibited for five years after the most recent date on which the interested Stockholder becomes an interested Stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested Stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested Stockholder under this statute if the corporation’s board of directors approves in advance the transaction by which he or she otherwise would have become an interested Stockholder. However, in approving a transaction, the board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any such business combination generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested Stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested Stockholder.

These super-majority vote requirements do not apply if holders of the corporation’s common stock receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested Stockholder for its shares. The statute provides various exemptions from its provisions, including for business combinations that are exempted by the corporation’s board of directors before the time that the interested Stockholder becomes an interested Stockholder. The Board intends to adopt a resolution exempting from the requirements of the statute any business combination between the Company and any other person, provided that such business combination is first approved by the Board (including a majority of the directors who are not “interested persons” within the meaning of Section 2(a)(19) of 1940 Act). This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of the Company and increase the difficulty of consummating any offer.

Conflict with the 1940 Act

The Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if the Company amends its Bylaws to be subject to such Act) and the Business Combination Act or any provision of the Charter or the Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Books and Reports

We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with U.S. generally accepted accounting principles. For tax purposes, our fiscal year is the calendar year. For financial reporting purposes, our fiscal year is a calendar year ending December 31, unless otherwise required by the Code or permitted by law.

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Exclusive Maryland Jurisdiction

Unless the Company consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland (the “Maryland Circuit Court”) (or, if the Maryland Circuit Court does not have jurisdiction, the federal district court for the District of Maryland) (the “Exclusive Forum”) shall be the sole and exclusive forum for (a)(i) any action asserting an Internal Corporate Claim, as such term is defined in the MGCL (other than any action arising under federal securities laws), including, without limitation, (ii) any action asserting a claim of breach of the applicable standard of conduct or any duty owed by any director or officer of the Company to the Company or to the Stockholders or (iii) any action asserting a claim against the Company or any director or officer or of the Company arising pursuant to any provision of the MGCL, the Charter or the Bylaws, or (b) any other action asserting a claim against the Company or any director or officer of the Company that is governed by the internal affairs doctrine. Accordingly, Stockholders may have to bring suit in an inconvenient and less favorable forum, which may discourage lawsuits against us or our directors, officers or other agents.

The federal district court for the District of Maryland shall be the sole and exclusive forum for resolution of any complaint asserting a cause of action arising under the 1933 Act and the 1940 Act. There is uncertainty as to whether a court would enforce such a provision, because the l933 Act and the 1940 Act permit Stockholder to bring claims arising from these statutes in both state and federal courts. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, this provision may increase costs for Stockholders in bringing a claim against us or our directors, officers or other agents.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Limitation on Liability of Directors; Indemnification and Advance of Expenses

See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements are intended to provide our directors and executive officers the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we indemnify the director or executive officer who is a party to the agreement, or an “Indemnitee,” including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, to the maximum extent permitted by the 1940 Act.

Adviser

The Investment Advisory Agreement provides that the Adviser, its officers, members and personnel, and any person controlling or controlled by the Adviser will not be liable to us or our Stockholders for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his or her obligations and duties under the Investment Advisory Agreement. In addition, as part of the Investment Advisory Agreement, we have agreed to indemnify the Adviser and each of its officers, directors, members, managers and employees from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with our business and operations or any action taken or omitted on our behalf pursuant to authority granted by the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith or gross negligence, in the performance of his or her duties, or by reason of his or her reckless disregard of his or her obligations and duties under the Investment Advisory Agreement.

Administrator

The Administration Agreement provides that, absent criminal conduct, willful misfeasance, bad faith or gross negligence, in the performance of his or her duties, or by reason of the reckless disregard of his or her obligations and duties under the Administration Agreement, our Administrator and its officers, manager, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of our Administrator’s services under the Administration Agreement or otherwise as our Administrator.

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Set forth below is an index to our financial statements attached to this Registration Statement.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There are not and have not been any disagreements between us and our accountant on any matter of accounting principles, practices, or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a) List separately all financial statements filed

The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b) Exhibits

Exhibit Index

3.1	Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

American Marketplace Capital Corporation

By:	/s/ Anthony Bosch
Name: Anthony Bosch
Title: President and Treasurer

Date: January 25, 2023

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